                                CREDIT AGREEMENT


                            Dated as of June 25, 1998


                                      among


                          PRODELIN HOLDING CORPORATION
                                  as Borrower,


                                       AND

                      CERTAIN SUBSIDIARIES OF THE BORROWER
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,


                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                       AND


                           FIRST UNION NATIONAL BANK,
                                    as Agent

                                TABLE OF CONTENTS


SECTION 1  DEFINITIONS ...........................................................................................1
         1.1 DEFINITIONS .........................................................................................1
         1.2 COMPUTATION OF TIME PERIODS..........................................................................26
         1.3 ACCOUNTING TERMS ....................................................................................26

SECTION 2  CREDIT FACILITIES .....................................................................................26
         2.1 REVOLVING LOANS .....................................................................................26
         2.2 LETTER OF CREDIT SUBFACILITY.........................................................................28
         2.3 SWINGLINE LOANS .....................................................................................33
         2.4 TRANCHE A TERM LOAN..................................................................................35
         2.5 TRANCHE B TERM LOAN..................................................................................36

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES.........................................................39
         3.1 DEFAULT RATE ........................................................................................39
         3.2 BORROWINGS; EXTENSION AND CONVERSION.................................................................39
         3.3 PREPAYMENTS .........................................................................................41
         3.4 TERMINATION AND REDUCTION OF REVOLVING COMMITTED AMOUNT..............................................43
         3.5 FEES ................................................................................................43
         3.6 CAPITAL ADEQUACY ....................................................................................44
         3.7 LIMITATION ON EURODOLLAR LOANS.......................................................................45
         3.8 ILLEGALITY ..........................................................................................45
         3.9 REQUIREMENTS OF LAW..................................................................................45
         3.10 TREATMENT OF AFFECTED LOANS.........................................................................46
         3.11 TAXES ..............................................................................................47
         3.12 COMPENSATION .......................................................................................49
         3.13 PRO RATA TREATMENT..................................................................................50
         3.14 SHARING OF PAYMENTS.................................................................................51
         3.15 PAYMENTS, COMPUTATIONS, ETC.........................................................................51
         3.16 EVIDENCE OF DEBT....................................................................................53

SECTION 4  GUARANTY ..............................................................................................54
         4.1 THE GUARANTY ........................................................................................54
         4.2 OBLIGATIONS UNCONDITIONAL............................................................................55
         4.3 REINSTATEMENT .......................................................................................56
         4.4 CERTAIN ADDITIONAL WAIVERS...........................................................................56
         4.5 REMEDIES ............................................................................................56
         4.6 RIGHTS OF CONTRIBUTION...............................................................................56
         4.7 CONTINUING GUARANTEE.................................................................................58

SECTION 5  CONDITIONS ............................................................................................58
         5.1 CLOSING CONDITIONS...................................................................................58
         5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT...............................................................64

SECTION 6  REPRESENTATIONS AND WARRANTIES.........................................................................65
         6.1 FINANCIAL CONDITION..................................................................................65

         6.2 NO MATERIAL CHANGE...................................................................................66
         6.3 ORGANIZATION AND GOOD STANDING.......................................................................66
         6.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS........................................................66
         6.5 NO CONFLICTS ........................................................................................67
         6.6 NO DEFAULT ..........................................................................................67
         6.7 OWNERSHIP ...........................................................................................67
         6.8 LITIGATION ..........................................................................................68
         6.9 TAXES ...............................................................................................68
         6.10 COMPLIANCE WITH LAW.................................................................................68
         6.11 ERISA ..............................................................................................68
         6.12 SUBSIDIARIES .......................................................................................69
         6.13 GOVERNMENTAL REGULATIONS, ETC.......................................................................70
         6.14 PURPOSE OF LOANS AND LETTERS OF CREDIT..............................................................71
         6.15 ENVIRONMENTAL MATTERS...............................................................................71
         6.16 INTELLECTUAL PROPERTY...............................................................................72
         6.17 SOLVENCY ...........................................................................................72
         6.18 INVESTMENTS ........................................................................................72
         6.19 LOCATION OF COLLATERAL..............................................................................72
         6.20 DISCLOSURE .........................................................................................73
         6.21 NO BURDENSOME RESTRICTIONS..........................................................................73
         6.22 LABOR MATTERS ......................................................................................73
         6.23 NATURE OF BUSINESS..................................................................................73
         6.24 REPRESENTATIONS AND WARRANTIES FROM PURCHASE AGREEMENT..............................................73
         6.25 YEAR 2000 COMPLIANCE................................................................................73

SECTION 7  AFFIRMATIVE COVENANTS..................................................................................74
         7.1 INFORMATION COVENANTS................................................................................74
         7.2 PRESERVATION OF EXISTENCE AND FRANCHISES.............................................................78
         7.3 BOOKS AND RECORDS....................................................................................78
         7.4 COMPLIANCE WITH LAW..................................................................................78
         7.5 PAYMENT OF TAXES AND OTHER INDEBTEDNESS..............................................................78
         7.6 INSURANCE ...........................................................................................78
         7.7 MAINTENANCE OF PROPERTY..............................................................................79
         7.8 PERFORMANCE OF OBLIGATIONS...........................................................................80
         7.9 USE OF PROCEEDS .....................................................................................80
         7.10 AUDITS/INSPECTIONS..................................................................................80
         7.11 FINANCIAL COVENANTS.................................................................................80
         7.12 ADDITIONAL CREDIT PARTIES...........................................................................82
         7.13 PLEDGED ASSETS .....................................................................................82
         7.14 YEAR 2000 COMPLIANCE................................................................................83
         7.15 ANNUAL MEETING......................................................................................83
         7.16 NAME CHANGE DOCUMENTATION...........................................................................84
         7.17 IRB FACILITY.   ....................................................................................84
         7.18 NORTH CAROLINA SURVEY...............................................................................84
         7.19 INTEREST RATE PROTECTION............................................................................84

SECTION 8  NEGATIVE COVENANTS ....................................................................................84
         8.1 INDEBTEDNESS ........................................................................................85

         8.2 LIENS ...............................................................................................86
         8.3 NATURE OF BUSINESS...................................................................................86
         8.4 CONSOLIDATION, MERGER, DISSOLUTION, ETC..............................................................86
         8.5 ASSET DISPOSITIONS...................................................................................87
         8.6 INVESTMENTS .........................................................................................88
         8.7 RESTRICTED PAYMENTS..................................................................................88
         8.8 PREPAYMENTS OF INDEBTEDNESS, ETC.....................................................................88
         8.9 TRANSACTIONS WITH AFFILIATES.........................................................................89
         8.10 FISCAL YEAR; ORGANIZATIONAL DOCUMENTS...............................................................89
         8.11 LIMITATION ON RESTRICTED ACTIONS....................................................................89
         8.12 OWNERSHIP OF SUBSIDIARIES...........................................................................90
         8.13 SALE LEASEBACKS ....................................................................................90
         8.14 NO FURTHER NEGATIVE PLEDGES.........................................................................90

SECTION 9  EVENTS OF DEFAULT .....................................................................................91
         9.1 EVENTS OF DEFAULT....................................................................................91
         9.2 ACCELERATION; REMEDIES...............................................................................94

SECTION 10  AGENCY PROVISIONS ....................................................................................95
         10.1 APPOINTMENT, POWERS AND IMMUNITIES..................................................................95
         10.2 RELIANCE BY AGENT...................................................................................95
         10.3 DEFAULTS ...........................................................................................96
         10.4 RIGHTS AS A LENDER..................................................................................96
         10.5 INDEMNIFICATION ....................................................................................96
         10.6 NON-RELIANCE ON AGENT AND OTHER LENDERS.............................................................97
         10.7 SUCCESSOR AGENT ....................................................................................97

SECTION 11  MISCELLANEOUS ........................................................................................98
         11.1 NOTICES ............................................................................................98
         11.2 RIGHT OF SET-OFF; ADJUSTMENTS.......................................................................99
         11.3 BENEFIT OF AGREEMENT................................................................................99
         11.4 NO WAIVER; REMEDIES CUMULATIVE......................................................................101
         11.5 EXPENSES; INDEMNIFICATION...........................................................................101
         11.6 AMENDMENTS, WAIVERS AND CONSENTS....................................................................102
         11.7 COUNTERPARTS .......................................................................................104
         11.8 HEADINGS ...........................................................................................104
         11.9 SURVIVAL ...........................................................................................104
         11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE...................................................104
         11.11 SEVERABILITY ......................................................................................105
         11.12 ENTIRETY ..........................................................................................105
         11.13 BINDING EFFECT; TERMINATION........................................................................105
         11.14 SOURCE OF FUNDS....................................................................................106
         11.15 CONFLICT ..........................................................................................106
         11.16 CONFIDENTIALITY....................................................................................106
         11.17 ARBITRATION; CONSENT TO JURISDICTION AND SERVICE OF PROCESS........................................107

                                    SCHEDULES

Schedule 1.1A              Investments
Schedule 1.1B              Liens
Schedule 2.1(a)            Lenders
Schedule 5.1(j)            Corporate Structure
Schedule 6.1               Modifications to GAAP
Schedule 6.2               Material Change
Schedule 6.4 Required Consents, Authorizations, Notices and Filings
Schedule 6.8               Litigation
Schedule 6.12              Subsidiaries
Schedule 6.16              Intellectual Property
Schedule 6.19(a)           Mortgaged Properties
Schedule 6.19(b)           Collateral Locations
Schedule 6.19(c) Chief Executive Offices/Principal Places of Business
Schedule 7.6               Insurance
Schedule 8.1               Indebtedness
Schedule 8.9               Transactions with Affiliates
Schedule 8.11              Restricted Actions

                                    EXHIBITS

Exhibit 1.1A               Form of Pledge Agreement
Exhibit 1.1B               Form of Security Agreement
Exhibit 2.1(e)             Form of Revolving Note
Exhibit 2.3(d)             Form of Swingline Note
Exhibit 2.4(e)             Form of  Tranche A Term Note
Exhibit 2.5(e)             Form of Tranche B Term Note
Exhibit 3.2(a)(i)          Form of Notice of Borrowing
Exhibit 3.2(a)(iii)        Form of Notice of Account Designation
Exhibit 3.2(b)             Form of Notice of Extension/Conversion
Exhibit 7.1(d)             Form of Officer's Compliance Certificate
Exhibit 7.12               Form of Joinder Agreement
Exhibit 11.3(b)            Form of Assignment and Acceptance

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of June 25, 1998 (as amended, modified, restated or supplemented from time to time, the "CREDIT AGREEMENT"), is by and among PRODELIN HOLDING CORPORATION, a Delaware corporation (the "BORROWER"), the Guarantors (as defined herein), the Lenders (as defined herein) and FIRST UNION NATIONAL BANK, as Agent for the Lenders (in such capacity, the "AGENT").

                               W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide a $160,000,000 credit facility for the purposes hereinafter set forth; and

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1      DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "ACQUIRED COMPANY" means Comsat RSI, Inc., a Delaware corporation.

                  "ACQUISITION" means the acquisition by any Person of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

                  "ADDITIONAL CREDIT PARTY" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

                  "ADJUSTED BASE RATE" means the Base Rate PLUS the Applicable Percentage.

                  "ADJUSTED EURODOLLAR RATE" means the Eurodollar Rate PLUS the Applicable Percentage.

                  "AFFILIATE" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "AGENT'S FEE LETTER" means that certain letter agreement, dated as of April 21, 1998, between the Agent and the Borrower, as amended, modified, restated or supplemented from time to time.

                  "AGENT'S FEES" shall have the meaning assigned to such term in
         Section 3.5(d).

                  "APPLICABLE LENDING OFFICE" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

                  "APPLICABLE PERCENTAGE" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, any Tranche A Term Loan or any Tranche B Term Loan, the applicable rate of the Commitment Fee for any day for purposes of Section 3.5(a), and the applicable rate of the Letter of Credit Fee for any day for purposes of
         Section 3.5(b)(i), the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:

                                                                                                APPLICABLE
                                       APPLICABLE            APPLICABLE         APPLICABLE      PERCENTAGE
                                     PERCENTAGE FOR        PERCENTAGE FOR     PERCENTAGE FOR    FOR TRANCHE
                                  REVOLVING LOANS AND   REVOLVING LOANS AND   TRANCHE B TERM   B TERM LOANS
                                     TRANCHE A TERM        TRANCHE A TERM       LOANS WHICH      WHICH ARE
 PRICING     LEVERAGE               LOANS WHICH ARE       LOANS WHICH ARE     ARE EURODOLLAR     BASE RATE
  LEVEL       RATIO                 EURODOLLAR LOANS      BASE RATE LOANS          LOANS           LOANS
 --------- ---------------------- --------------------- --------------------- ---------------- --------------
   I       GREATER THAN 5.0 to 1.0       2.50%                 1.25%               3.00%           1.75%

   II      LESS THAN 5.0 to 1.0 but
           GREATER THAN 4.5 to 1.0       2.25%                 1.00%               2.75%           1.50%

   III     LESS THAN 4.5 to 1.0 but
           GREATER THAN 3.75 to 1.0      2.00%                  .75%               2.50%           1.25%

   IV      LESS THAN 3.75 to 1.0 but
           GREATER THAN 3.25 to 1.0      1.50%                  .25%               2.50%           1.25%

   V       LESS THAN 3.25 to 1.0 but
           GREATER THAN 2.75 to 1.0      1.25%                   0%                2.25%           1.00%

   VI      LESS THAN 2.75 to 1.0         1.00%                   0%                2.00%           .75%
 ========= ====================== ===================== ===================== ================ ==============




                                                      APPLICABLE
                                       APPLICABLE     PERCENTAGE
                                       PERCENTAGE        FOR
 PRICING     LEVERAGE                  FOR LETTER     COMMITMENT
  LEVEL       RATIO                   OF CREDIT FEE      FEES
 --------- -------------------------  -------------- -------------
   I       GREATER THAN 5.0 to 1.0        2.50%          .50%

   II      LESS THAN 5.0 to 1.0 but
           GREATER THAN 4.5 to 1.0        2.25%          .50%

   III     LESS THAN 4.5 to 1.0 but
           GREATER THAN 3.75 to 1.0       2.00%         .375%

   IV      LESS THAN 3.75 to 1.0 but
           GREATER THAN 3.25 to 1.0       1.50%         .375%

   V       LESS THAN 3.25 to 1.0 but
           GREATER THAN 2.75 to 1.0       1.25%          .25%

   VI      LESS THAN 2.75 to 1.0          1.00%          .25%
 ========= =========================  ============== =============



         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "CALCULATION DATE") five Business Days after receipt by the Agent of the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties the first of which to occur on August 31, 1998; PROVIDED, HOWEVER, that (i) the initial Applicable Percentages shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the first Calculation Date subsequent to the Closing Date and, thereafter, the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, and (ii) if the Borrower fails to provide the officer's certificate to the Agent as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans as well as any new Loans made or issued.

                  "APPLICATION PERIOD", in respect of any Asset Disposition, shall have the meaning assigned to such term in Section 8.5.

                  "ASSET DISPOSITION" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) any Equity Issuance, (ii) sales of inventory and Cash Equivalents, and grants of licenses in Intellectual Property, in each case in the ordinary course of business for fair consideration or (iii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business.

                  "ASSET DISPOSITION PREPAYMENT EVENT" means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Borrower to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to the purchase, acquisition or construction of Eligible Assets during the Application Period for such Asset Disposition.

                  "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "BASE RATE LOAN" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "BORROWER" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, EXCEPT THAT, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

                  "CALCULATION DATE" has the meaning set forth in the definition of "Applicable Percentage" set forth in this Section 1.1.

                  "CAPITAL LEASE" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and
         (iv) in the case of a limited liability company, membership interests.

                  "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S.

         dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED BANK"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which any Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                  "CHANGE OF CONTROL" means that TBG Industries, Inc. and/or Chase Capital Partners and their Affiliates shall own outstanding shares of Capital Stock representing less than 51% of the Voting Stock of the Borrower.

                  "CLOSING DATE" means the date hereof.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "COLLATERAL" means a collective reference to the collateral which is identified in, and at any time will be covered by, the Collateral Documents.

                  "COLLATERAL DOCUMENTS" means a collective reference to the Security Agreement, the Pledge Agreement, the Mortgage Instruments and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including without limitation, UCC financing statements and patent and trademark filings.

                  "COMMITMENT" means (i) with respect to each Lender, the Revolving Commitment of such Lender, the Tranche A Term Loan Commitment of such Lender and the Tranche B Term Loan Commitment of such Lender,
         (ii) with respect to the Issuing Lender, the LOC Commitment and (iii) with respect to the Swingline Lender, the Swingline Commitment.

                  "COMMITMENT FEE" shall have the meaning assigned to such term in Section 3.5(a).

                  "COMMITMENT FEE CALCULATION PERIOD" shall have the meaning assigned to such term in Section 3.5(a).

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, all capital expenditures (excluding capital expenditures made with proceeds from Asset Dispositions or proceeds received from casualty or condemnation recovery events) of the Consolidated Parties on a consolidated basis for such period, as set forth on a statement of cash flows of the Consolidated Parties in accordance with GAAP.

                  "CONSOLIDATED EBITDA" means, for any period, the sum of (i) Consolidated Net Income (excluding non-recurring, non-duplicative non-cash items including those associated with the sale of the Divested Businesses, which amount in connection with such sale shall not in an aggregate amount on an after-tax basis exceed $4,800,000) for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP. For purposes hereof, Consolidated EBITDA of the Consolidated Parties for the quarterly period ending November 30, 1997 shall be $7,367,000 and for the quarterly period ending February 28, 1998, $7,199,000.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, interest expense (including the amortization of debt discount and premium, the interest component under Capital Leases and the implied interest component under Synthetic Leases, but excluding pay-in-kind interest) of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP. For purposes hereof, Consolidated Interest Expense of the Consolidated Parties for the first three fiscal quarters to occur after the Closing Date shall be determined by annualizing the components thereof such that Consolidated Interest Expense for the first fiscal quarter to occur after the Closing Date would be multiplied by four (4), the first two (2) fiscal quarters would be multiplied by two (2) and the first three (3) fiscal quarters would be multiplied by one and one-third (1 1/3).

                  "CONSOLIDATED NET INCOME" means, for any period, net income after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

                  "CONSOLIDATED NET WORTH" means, as of any date, shareholders' equity of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

                  "CONSOLIDATED PARTIES" means a collective reference to the Borrower and its Subsidiaries, and "CONSOLIDATED PARTY" means any one of them.

                  "CONSOLIDATED SCHEDULED FUNDED DEBT PAYMENTS" means, as of the end of each fiscal quarter of the Consolidated Parties, for the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to
         Section 3.3.

                  "CONSOLIDATED WORKING CAPITAL" means, at any time, the excess of (i) current assets of the Consolidated Parties on a consolidated basis at such time over (ii) current liabilities of the Consolidated Parties on a consolidated basis at such time, all as determined in accordance with GAAP.

                  "CONTINUE", "CONTINUATION", and "CONTINUED" shall refer to the continuation pursuant to Section 3.2(b) hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "CONVERT", "CONVERSION", and "CONVERTED" shall refer to a conversion pursuant to Section 3.2(b) or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

                  "CREDIT DOCUMENTS" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter, the Collateral Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "CREDIT DOCUMENT" means any one of them.

                  "CREDIT PARTIES" means a collective reference to the Borrower and the Guarantors, and "CREDIT PARTY" means any one of them.

                  "CREDIT PARTY OBLIGATIONS" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

                  "DEBARMENT EVENT" means an event or series of events with respect to which (i) one or more Consolidated Parties are "debarred" from participation in federal, state or local government contract programs and (ii) revenues of the Consolidated Parties derived from such debarred government programs in the prior fiscal year taken as a whole are equal to or greater than the lesser of (a) 7% of total revenues of the Consolidated Parties during such period or (b) $25,000,000.

                  "DEBT ISSUANCE" means the issuance of any Indebtedness for borrowed money by any Consolidated Party.

                  "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "DEFAULTING LENDER" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

                  "DESIGNATED CORPORATIONS" means Comsat RSI, Inc., Comsat RSI Communications Corp., Comsat RSI Foreign Sales Corporation and Comsat RSI Maryland Inc.

                  "DIVESTED BUSINESSES" means the operating assets of the Acquired Company involved in network systems and precision grinding technology or the Capital Stock of PG Technology Ltd. (or any Subsidiary engaged in the network systems business).

                  "DOLLARS" and "$" means dollars in lawful currency of the United States of America.

                  "DOMESTIC SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "ELIGIBLE ASSETS" means another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Consolidated Parties were engaged in on the Closing Date or any reasonable extensions or expansions thereof.

                  "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a Related Fund; and (iv) any other Person approved by the Agent (such approval not to be unreasonably withheld or delayed) and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within three Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); PROVIDED, HOWEVER, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "ENVIRONMENTAL LAWS" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "EQUITY ISSUANCE" means any issuance by any Consolidated Party to any Person which is not a Credit Party of shares of its Capital Stock. The term "Equity Issuance" shall not include any Asset Disposition.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA AFFILIATE" means an entity which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes the Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "ERISA EVENT" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan;
         (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                  "EURODOLLAR LOAN" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

                  "EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (a) the London Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

                  "EURODOLLAR RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or
         (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

                  "EVENT OF DEFAULT" means such term as defined in Section 9.1.

                  "EXCESS CASH FLOW" means, with respect to any fiscal year period of the Consolidated Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such period MINUS (b) Consolidated Capital Expenditures for such period MINUS (c) Consolidated Interest Expense for such period MINUS (d) increases (or PLUS decreases) in Consolidated Working Capital for such fiscal year MINUS (e) Federal, state and other income, value added and similar taxes actually paid by the Consolidated Parties on a consolidated basis during such period MINUS (f) Consolidated Scheduled Funded Debt Payments made during such period.

                  "EXCLUDED ASSET DISPOSITION" means any Asset Disposition by any Consolidated Party to any Credit Party if the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such Asset Disposition.

                  "EXCLUDED ISSUANCE" means either (i) the receipt by the Borrower of a capital contribution from, or the sale by the Borrower of its Capital Stock to, TBG Industries, Inc. and/or Chase Capital Partners or any of their Affiliates (ii) the issuance by the Borrower in favor of TBG Industries, Inc. and/or Chase Capital Partners or any of their Affiliates after the Closing Date of subordinated debt on terms and conditions reasonably satisfactory to the Required Lenders or
         (iii) the issuance of any other Indebtedness permitted to be issued pursuant to Section 8.1 (excluding for purposes hereof Section 8.1(g)).

                  "FEES" means all fees payable pursuant to Section 3.5.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a

         Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "FIRST UNION NATIONAL BANK" means First Union National Bank and its successors.

                  "FOREIGN SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

                  "FUNDED INDEBTEDNESS" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person, (iv) all Funded Indebtedness of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed, PROVIDED that for purposes hereof the amount of such Funded Indebtedness shall be limited to the greater of (A) the amount of such Funded Indebtedness to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien (unless the amount of Funded Indebtedness secured by such Lien is less than such fair market value in which case the amount of such Funded Indebtedness), and (v) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Indebtedness of any Person shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Indebtedness.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3.

                  "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "GUARANTOR" means each of the Persons identified as a "Guarantor" on the signature pages hereto and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "GUARANTOR" means any one of them.

                  "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "HEDGING AGREEMENTS" means any interest rate protection agreement or foreign currency exchange agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender.

                  "ILLINOIS IRB" means the $3,065,000 Illinois Development Finance Authority Industrial Development Bonds (Mark Antenna Products, Inc. Project) Series 1991.

                  "INDEBTEDNESS" of any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under Capital Leases, (h) all obligations of such Person under Hedging Agreements, (i) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
         (j) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, but only to the extent such redemption or sinking fund payments would be due prior to the final maturity date of the Loans hereunder, (k) the principal portion of all obligations of such Person under Synthetic Leases and (l) the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness.

                  "INTEREST COVERAGE RATIO" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Consolidated Parties, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "INTEREST PAYMENT DATE" means (a) as to Base Rate Loans, the last day of each fiscal quarter and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

                  "INTEREST PERIOD" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); PROVIDED, HOWEVER, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date, (c) with regard to the Tranche A Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Tranche A Term Loans comprised of Base Rate Loans together with the portion of Tranche A Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date, (d) with regard to the Tranche B Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Tranche B Term Loans comprised of Base Rate Loans together with the portion of Tranche B Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment due, is at least equal to the amount of such Principal Amortization Payment due on such date and (e) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                  "INVESTMENT" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets (excluding capital expenditures, purchases of inventory and other assets acquired in the ordinary course of business and similar items), shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets or extensions of credit to customers in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person, but excluding any Restricted Payment to such Person.

                  "ISSUING LENDER" means First Union National Bank.

                  "ISSUING LENDER FEES" shall have the meaning assigned to such term in Section 3.5(b)(iii).

                  "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of EXHIBIT 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

                  "LENDER" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "LETTER OF CREDIT" means any letter of credit issued by the Issuing Lender for the account of any Credit Party in accordance with the terms of Section 2.2.

                  "LETTER OF CREDIT FEE" shall have the meaning assigned to such term in Section 3.5(b)(i).

                  "LEVERAGE RATIO" means, with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement which purports to create an encumbrance or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "LOAN" or "LOANS" means the Revolving Loans, the Tranche A Term Loans and/or the Tranche B Term Loans (or a portion of any Revolving Loan, any Tranche A Term Loan or any Tranche B Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar
         Rate), individually or collectively, as appropriate.

                  "LOC COMMITMENT" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

                  "LOC COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.2.

                  "LOC DOCUMENTS" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC OBLIGATIONS" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

                  "LONDON INTERBANK OFFERED RATE" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "LONDON INTERBANK OFFERED RATE" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets or liabilities of the Consolidated Parties, taken as a whole,
         (ii) the ability of the Credit Parties to perform any material obligation under the Credit Documents to which it is a party or (iii) the material rights and remedies of the Lenders under the Credit Documents.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, friable asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MATURITY DATE" means (i) as to the Revolving Loans, June 25, 2004, (ii) as to Letters of Credit (and the related LOC Obligations), June 15, 2004 and (iii) as to the Tranche A Term Loan and the Tranche B Term Loan, the date of the final maturity of such Term Loan.

                  "MAXIMUM PAYMENT AMOUNT" means, as of the date of determination, the sum of the following: (a) for each complete fiscal year ending on or after November 30, 1999 where the Leverage Ratio on the last day of such fiscal year is less than or equal to 3.0 to 1.0 but greater than 2.5 to 1.0 (calculated after giving effect to any dividend or payment proposed to be paid pursuant to Section 8.7 in connection with the calculation of such Maximum Payment Amount), 50% of Excess Cash Flow for such fiscal year, plus (b) for each complete fiscal year ending on or after November 30, 1999 where the Leverage Ratio on the last day of such fiscal year is less than or equal to 2.5 to 1.0 but greater than 2.0 to 1.0 (calculated after giving effect to any dividend or payment proposed to be paid pursuant to Section 8.7 in connection with the calculation of such Maximum Payment Amount), 75% of Excess Cash Flow, plus (c) for each complete fiscal year ending on or after November 30, 1999 where the Leverage Ratio is less than or equal to 2.0 to 1.0, 100% of Excess Cash Flow (measured cumulatively from the Closing Date) not otherwise distributed either in the form of payments permitted under Section 8.7 or repayments of the Loans as set forth in
         Section 3.3(b)(ii) since the Closing Date.

                  "MOODY'S" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "MORTGAGE INSTRUMENTS" shall have the meaning assigned such term in Section 5.1(h).

                  "MORTGAGE POLICIES" shall have the meaning assigned such term in Section 5.1(h).

                  "MORTGAGED REAL PROPERTIES" shall have the meaning assigned such term in Section 5.1(h).

                  "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "MULTIPLE EMPLOYER PLAN" means a Plan which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

                  "NET CASH PROCEEDS" means the aggregate cash proceeds received by the Consolidated Parties in respect of any Asset Disposition, Debt Issuance or Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) (b) taxes paid or payable as a result thereof, (c) the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness secured by the assets the subject of such Asset Disposition or otherwise subject to mandatory prepayment as a result of such event (including in order to obtain consent required therefor) and (d) the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower); it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Asset Disposition or Equity Issuance.

                  "NOTE" or "NOTES" means the Revolving Notes and/or the Term Notes, individually or collectively, as appropriate.

                  "NOTICE OF ACCOUNT DESIGNATION" means a written notice of account designation in substantially the form of EXHIBIT 3.2(A)(III).

                  "NOTICE OF BORROWING" means a written notice of borrowing in substantially the form of EXHIBIT 3.2(A)(I), as required by Section 3.2(a)(i).

                  "NOTICE OF EXTENSION/CONVERSION" means the written notice of extension or conversion in substantially the form of EXHIBIT 3.2(B), as required by Section 3.2(b).

                  "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "OTHER TAXES" means such term as is defined in Section 3.11.

                  "PARTICIPATION INTEREST" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in
         Section 2.2, in Swingline Loans as provided in Section 2.3 or in any Loans as provided in Section 3.14.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "PERMITTED INVESTMENTS" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
         (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) or other obligations from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in SCHEDULE 1.1A, (v) Guaranty Obligations permitted by Section 8.1; (vi) transactions permitted by
         Section 8.9, (vii) Investments resulting from non-cash proceeds of Asset Dispositions permitted under Section 8.5, (viii) payroll, travel and similar advances made in the ordinary course of business which are expected to be treated as expenses for accounting purposes and other advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $500,000 in the aggregate at any one time outstanding for all of the Consolidated Parties; (ix) Investments in any other Credit Party, (x) equity securities listed on the New York Stock Exchange, PROVIDED that (A) the long-term credit rating of the corporation issuing such securities shall be A- (or the equivalent thereof) or better from S&P or A3 (or the equivalent thereof) or better from Moody's and (B) the purchase price paid for all such equity securities held at any time shall not exceed $100,000, (xi) Investments in Subsidiaries which are not Credit Parties in an aggregate amount not to exceed $1,000,000 in the aggregate at any time outstanding, (xii) Hedging Agreements and other hedging contracts not entered into for speculative purposes, (xiii) acquisitions of Eligible Assets as contemplated by 8.5(f), (xiv) Investments resulting from transactions permitted by Section 8.4 and (xv) other Investments in an aggregate amount not to exceed $200,000.

                  "PERMITTED LIENS" means:

                  (i) Liens in favor of the Agent to secure the Credit Party Obligations;

                  (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, PROVIDED that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (v) Liens in connection with attachments or judgments (including judgment or appeal bonds) PROVIDED that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                  (vi) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                  (vii) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), PROVIDED that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                  (viii) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Credit Agreement;

                  (ix) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

                  (x) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (xi) Liens existing as of the Closing Date and set forth on
         SCHEDULE 1.1B; PROVIDED that (a) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

                  (xii) Liens of a collection bank arising in the ordinary course of business not to exceed the amount of any fees incurred in connection therewith as provided under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction;

                  (xiii) licenses of patents, trademarks and other intellectual property entered into in the ordinary course of business; and

                  (xiv) other Liens securing amounts not to exceed $1,000,000 at any time outstanding.

                  "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "PLEDGE AGREEMENT" means the pledge agreement dated as of the Closing Date in the form of EXHIBIT 1.1A to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "PRIME RATE" means the per annum rate of interest established from time to time by First Union National Bank as its prime rate, which rate may not be the lowest rate of interest charged by First Union National Bank to its customers.

                  "PRINCIPAL AMORTIZATION PAYMENT" means a principal payment on the Tranche A Term Loans as set forth in Section 2.4(c) or on the Tranche B Term Loans as set forth in Section 2.5(c).

                  "PRINCIPAL AMORTIZATION PAYMENT DATE" means the date a Principal Amortization Payment is due.

                  "PRINCIPAL OFFICE" means the principal office of First Union National Bank, presently located at Charlotte, North Carolina.

                           "PRO FORMA BASIS" means, with respect to any transaction, that such transaction shall be deemed to have occurred (for purposes of calculating compliance in respect of such transaction with each of the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Agent has received the required financial information) as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end. As used herein, "TRANSACTION" shall mean (i) any incurrence or assumption of Indebtedness as referred to in Section 8.1(g)(i), (ii) any merger, consolidation or other transaction as referred to in Section 8.4 or
         (iii) any Asset Disposition as referred to in Section 8.5. With respect to any transaction of the type described in clause (i) above regarding Indebtedness which has a floating or formula rate, the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. With respect to any transaction of the type described in clause (ii) above, any Indebtedness incurred by the Borrower or any of its Subsidiaries in order to consummate such transaction (A) shall be deemed to have been incurred on the first day of the applicable period four fiscal-quarter period and (B) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination. In connection with any calculation of the financial covenants set forth in Section 7.11 upon giving effect to a transaction on a Pro Forma Basis for purposes of Section 8.1(g)(i),
         Section 8.4 or Section 8.5 as applicable:

                           (A) for purposes of any such calculation in respect
                  of any incurrence or assumption of Indebtedness as referred to in Section 8.1(g)(i), any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period;

                           (B) for purposes of any such calculation in respect
                  of any Asset Disposition as referred to in Section 8.5, (1) income statement items (whether positive or negative) attributable to the Property disposed of in such Asset Disposition shall be excluded and (2) any Indebtedness which is retired in connection with such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period;

                           (C) for purposes of any such calculation in respect
                  of any merger or consolidation as referred to in Section 8.4,
                  (1) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with such transaction shall be deemed to have been incurred as of the first day of the applicable period and (2) income statement items (whether positive or negative) attributable to the Property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included to the extent relating to the relevant period. The Borrower may, on a one-time basis in connection with a merger, consolidation or other transaction referred to in Section 8.4, include readily definable cost savings (subject to the Agent's reasonable consent) in an aggregate amount not to exceed 10% of the earnings before interest, taxes, depreciation and amortization of the Person acquired for the immediately preceding fiscal year; and

                           (D) for purposes of any such calculation, the
                  principles set forth in the second paragraph of Section 1.3 shall be applicable.

                  "PRO FORMA COMPLIANCE CERTIFICATE" means a certificate of the chief financial officer of the Borrower delivered to the Agent in connection with (i) any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.1(g)(i), (ii) any merger or consolidation as referred to in Section 8.4 or (iii) any Asset Disposition as referred to in Section 8.5, as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the Interest Coverage Ratio and the Leverage Ratio as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Agent shall have received the required financial information.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PURCHASE AGREEMENT" means that certain Stock Purchase and Sale Agreement dated as of March 16, 1998, as amended, among Comsat Corporation, TBG Industries, Inc. and the Borrower.

                  "REAL PROPERTIES" shall have the meaning given such term in
         Section 6.15.

                  "REGISTER" shall have the meaning given such term in Section 11.3(c).

                  "REGULATION T, U, OR X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "RELATED FUNDS" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                  "REPORTABLE EVENT" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "REQUIRED LENDERS" means, at any time, (i) Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of the Revolving Commitments (and Participation Interests therein) and the outstanding Tranche A Term Loans (and Participation Interests therein) or if the Commitments have been terminated, the outstanding Revolving Loans and Tranche A Term Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and of the Swingline Lender in any Swingline Loans) and (ii) Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate at least 51% of the Tranche B Term Loans (and Participation Interests therein) or if the Commitments have been terminated, the outstanding Tranche B Term Loans and Participation Interests.

                  "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or with respect to which any of its material property is subject.

                  "RESTRICTED PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

                  "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a) and (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c).

                  "REVOLVING COMMITMENT PERCENTAGE" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on
         SCHEDULE 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "REVOLVING COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.1(a).

                  "REVOLVING LOANS" shall have the meaning assigned to such term in Section 2.1(a).

                  "REVOLVING NOTE" or "REVOLVING NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

                  "SECURITY AGREEMENT" means the security agreement dated as of the Closing Date in the form of EXHIBIT 1.1B to be executed in favor of the Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

                  "SENIOR DEBT" means all Funded Indebtedness which is not contractually subordinated or junior in right of payment to the Credit Party Obligations.

                  "SENIOR LEVERAGE RATIO" means with respect to the Consolidated Parties on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter of the Consolidated Parties, the ratio of (a) Senior Debt at such time to (b) Consolidated EBITDA for such period.

                  "SENIOR SUBORDINATED NOTES" means the Prodelin Holding Corporation Senior Subordinated Notes in favor of TBG Industries, Inc. and Chase Equity Associates, L.P. dated as of June 25, 1998.

                  "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "SOLVENT" or "SOLVENCY" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SUBSIDIARY" means, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

                  "SWINGLINE COMMITMENT" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

                  "SWINGLINE COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.3(a).

                  "SWINGLINE LENDER" means First Union National Bank.

                  "SWINGLINE LOAN" shall have the meaning assigned to such term in Section 2.3(a).

                  "SWINGLINE NOTE" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $4,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease.

                  "TAX SHARING AGREEMENT" means that certain Federal Income Tax Allocation Agreement dated as of May 21, 1998 among Holland America Investment Corporation and its Subsidiaries.

                  "TAXES" means such term as is defined in Section 3.11.

                  "TRANCHE A TERM LOAN" shall have the meaning assigned to such term in Section 2.4(a).

                  "TRANCHE A TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche A Term Loan in a principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount.

                  "TRANCHE A TERM LOAN COMMITMENT PERCENTAGE" means, for any Lender, the percentage identified as its Tranche A Term Loan Commitment Percentage on SCHEDULE 2.1(A), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "TRANCHE A TERM LOAN COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.4(a). "TRANCHE A TERM NOTE" or "TRANCHE A TERM NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Tranche A Term Loans provided pursuant to Section 2.4(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time. "TRANCHE B TERM LOAN" shall have the meaning assigned to such term in Section 2.5(a). "TRANCHE B TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount. "TRANCHE B TERM LOAN COMMITMENT PERCENTAGE" means, for any Lender, the percentage identified as its Tranche B Term Loan Commitment Percentage on SCHEDULE 2.1(A), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3. "TRANCHE B TERM LOAN COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.5(a). "TRANCHE B TERM NOTE" or "TRANCHE B TERM NOTES" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Tranche B Term Loans provided pursuant to Section 2.5(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

                  "VOTING STOCK" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests (other than directors qualifying shares required by applicable law) is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

         1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at November 29, 1997; PROVIDED, HOWEVER, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance with the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in
Section 1.1), (i) income statement items (whether positive or negative) attributable to the Property disposed of in any Asset Disposition as contemplated by Section 8.5, as applicable, shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired in connection with any such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period.


                                    SECTION 2

                                CREDIT FACILITIES

         2.1      REVOLVING LOANS.

                  (a) REVOLVING COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("REVOLVING LOANS") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; PROVIDED, HOWEVER, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed FORTY MILLION DOLLARS ($40,000,000) (provided, that until the time that amounts outstanding under the loan agreement in connection with the Illinois IRB shall have been paid in full as set forth in
         Section 7.17, the aggregate principal amount of outstanding Revolving Loans shall not exceed $37,500,000), (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "REVOLVING COMMITTED AMOUNT"); PROVIDED, FURTHER, (A) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, and (B) the aggregate principal amount of outstanding Revolving Loans PLUS LOC Obligations PLUS outstanding Swingline Loans outstanding shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; PROVIDED, HOWEVER, that no more than 10 Eurodollar Loans shall be outstanding in the aggregate under this Credit Agreement at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                  (b) REVOLVING LOAN BORROWINGS. The Borrower shall request Revolving Loans as set forth in Section 3.2(a).

                  (c) REPAYMENT. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

                  (d) INTEREST. Subject to the provisions of Section 3.1,

                           (i) BASE RATE LOANS. During such periods as Revolving
                  Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the applicable Adjusted Base Rate.

                           (ii) EURODOLLAR LOANS. During such periods as
                  Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the applicable Adjusted Eurodollar Rate.

                  Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (e) REVOLVING NOTES. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower payable to such Lender in an original principal amount equal to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and in substantially the form of EXHIBIT 2.1(E).

         2.2      LETTER OF CREDIT SUBFACILITY.

                  (a) ISSUANCE. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of Letters of Credit in Dollars from time to time from the Closing Date until the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; PROVIDED, HOWEVER, that (i) the LOC Obligations outstanding shall not at any time exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "LOC COMMITTED AMOUNT") and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans PLUS LOC Obligations outstanding PLUS outstanding Swingline Loans shall not at any time exceed the Revolving Committed Amount. No Letter of Credit shall (x) except as otherwise agreed by the Agent, have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day.

                  (b) NOTICE AND REPORTS. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

                  (c) PARTICIPATION. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a Participation Interest from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) REIMBURSEMENT. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate PLUS 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

                  (e) REPAYMENT WITH REVOLVING LOANS. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of
         Section 3.2(a)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) PRO RATA based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence NOTWITHSTANDING (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
         Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), PROVIDED that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) DESIGNATION OF CONSOLIDATED PARTIES AS ACCOUNT PARTIES. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation

         Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Consolidated Party other than the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) RENEWAL, EXTENSION. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) UNIFORM CUSTOMS AND PRACTICES. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (i)      INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

                           (i) In addition to its other obligations under this
                  Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower and the Lenders
                  (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                           (iv) Nothing in this subsection (i) is intended to
                  limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender
                  (A) arising solely out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

                  (j) RESPONSIBILITY OF ISSUING LENDER. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; PROVIDED, HOWEVER, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section
         2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (k) CONFLICT WITH LOC DOCUMENTS. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

                  2.3      SWINGLINE LOANS.

         (a) SWINGLINE COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS") from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; PROVIDED, HOWEVER, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed FOUR MILLION DOLLARS ($4,000,000) (the "SWINGLINE COMMITTED AMOUNT"), and
(ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations PLUS outstanding Swingline Loans at any time shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b) SWINGLINE LOAN ADVANCES.

                  (i) NOTICES; DISBURSEMENT. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

                  (ii) MINIMUM AMOUNT. Each Swingline Loan shall be in a minimum principal amount of $300,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                  (iii) REPAYMENT OF SWINGLINE LOANS. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall be upon demand by the Agent) or (B) the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; PROVIDED, HOWEVER, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in
         Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence NOTWITHSTANDING (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), PROVIDED that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

         (c)      INTEREST ON SWINGLINE LOANS.

                  (i) Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Base Rate PLUS the Applicable Percentage for Base Rate Loans.

                  (ii) Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (d) SWINGLINE NOTE. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower payable to the Swingline Lender in substantially the form of EXHIBIT 2.3(D).

                  2.4      TRANCHE A TERM LOAN.

                  (a) TERM COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche A Term Loan Commitment Percentage of a term loan in Dollars (the "TRANCHE A TERM LOAN") in the aggregate principal amount of TWENTY MILLION DOLLARS ($20,000,000) (the "TRANCHE A TERM LOAN COMMITTED AMOUNT") for the purposes hereinafter set forth. The Tranche A Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED, HOWEVER, that no more than 10 Eurodollar Loans shall be outstanding in the aggregate under this Credit Agreement at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Amounts repaid on the Tranche A Term Loan may not be reborrowed.

                  (b) BORROWING PROCEDURE. The Borrower shall request Tranche A Term Loan borrowings as set forth in Section 3.2(a).

                  (c) REPAYMENT OF TERM LOAN. The principal amount of the Tranche A Term Loan shall be repaid in twenty (20) consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 9.2:


          PRINCIPAL AMORTIZATION           TERM LOAN PRINCIPAL
               PAYMENT DATES              AMORTIZATION PAYMENT
          ----------------------          --------------------
               May 31, 1999                     $500,000

              August 31, 1999                   $500,000

             November 30, 1999                  $500,000

             February 29, 2000                  $500,000

               May 31, 2000                     $750,000

              August 31, 2000                   $750,000

             November 30, 2000                  $750,000

             February 28, 2001                 $750,000

               May 31, 2001                    $1,000,000

              August 31, 2001                  $1,000,000

             November 30, 2001                 $1,000,000

             February 28, 2002                 $1,000,000

               May 31, 2002                    $1,250,000

              August 31, 2002                  $1,250,000

             November 30, 2002                 $1,250,000

             February 28, 2003                 $1,250,000

               May 31, 2003                    $1,500,000

              August 31, 2003                  $1,500,000

             November 30, 2003                 $1,500,000

             February 28, 2004                 $1,500,000


                  (d) INTEREST. Subject to the provisions of Section 3.1, the Tranche A Term Loan shall bear interest at a per annum rate equal to:

                           (i) BASE RATE LOANS. During such periods as the
                  Tranche A Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the applicable Adjusted Base Rate.

                           (ii) EURODOLLAR LOANS. During such periods as the
                  Tranche A Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the applicable Adjusted Eurodollar Rate.

         Interest on the Tranche A Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (e) TERM NOTES. The portion of the Tranche A Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower payable to such Lender in an original principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan and substantially in the form of EXHIBIT 2.4(E).

         2.5      TRANCHE B TERM LOAN.

                  (a) TRANCHE B TERM COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche B Term Loan Commitment Percentage of a term loan in Dollars (the "TRANCHE B TERM LOAN") in the aggregate principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the "TRANCHE B TERM LOAN COMMITTED AMOUNT") for the purposes hereinafter set forth. The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; PROVIDED,

         HOWEVER, that no more than 10 Eurodollar Loans shall be outstanding in the aggregate under this Credit Agreement at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Amounts repaid on the Tranche B Term Loan may not be reborrowed.

                  (b) BORROWING PROCEDURES. The Borrower shall request Tranche B Term Loan borrowings as set forth in Section 3.2(a).

                  (c) REPAYMENT OF TRANCHE B TERM LOAN. The principal amount of the Tranche B Term Loan shall be repaid in thirty-two (32) consecutive quarterly installments as follows, unless accelerated sooner pursuant to Section 9.2:


                                           TRANCHE B TERM LOAN
          PRINCIPAL AMORTIZATION         PRINCIPAL AMORTIZATION
               PAYMENT DATES                     PAYMENT
          ----------------------         ----------------------
              August 31, 1998                   $250,000

             November 30, 1998                  $250,000

             February 28, 1999                  $250,000

               May 31, 1999                     $250,000

              August 31, 1999                   $250,000

             November 30, 1999                  $250,000

             February 29, 2000                  $250,000

               May 31, 2000                     $250,000

              August 31, 2000                   $250,000

             November 30, 2000                  $250,000

             February 28, 2001                  $250,000

               May 31, 2001                     $250,000

              August 31, 2001                   $250,000

             November 30, 2001                  $250,000

             February 28, 2002                  $250,000

               May 31, 2002                     $250,000

                                           TRANCHE B TERM LOAN
          PRINCIPAL AMORTIZATION         PRINCIPAL AMORTIZATION
               PAYMENT DATES                     PAYMENT
          ----------------------         ----------------------
              August 31, 2002                   $250,000

             November 30, 2002                  $250,000

             February 28, 2003                  $250,000

               May 31, 2003                     $250,000

              August 31, 2003                   $250,000

             November 30, 2003                  $250,000

             February 29, 2004                  $250,000

               May 31, 2004                     $250,000

              August 31, 2004                  $8,750,000

             November 30, 2004                 $8,750,000

             February 28, 2005                 $8,750,000

               May 31, 2005                    $8,750,000

              August 31, 2005                  $14,750,000

             November 30, 2005                 $14,750,000

             February 28, 2006                 $14,750,000

               May 31, 2006                    $14,750,000


                  (d) INTEREST. Subject to the provisions of Section 3.1, the Tranche B Term Loan shall bear interest at a per annum rate equal to:

                           (i) BASE RATE LOANS. During such periods as the
                  Tranche B Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the applicable Adjusted Base Rate.

                           (ii) EURODOLLAR LOANS. During such periods as the
                  Tranche B Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the applicable Adjusted Eurodollar Rate.

         Interest on the Tranche B Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (e) TRANCHE B TERM NOTES. The portion of the Tranche B Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower payable to such Lender in an original principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan and substantially in the form of
         EXHIBIT 2.5(E).

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1      DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).

         3.2      BORROWINGS; EXTENSION AND CONVERSION.

                  (a) (i) NOTICE OF BORROWING. The Borrower shall request a Revolving Loan borrowing, Tranche A Term Loan borrowing or a Tranche B Term Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans; PROVIDED, HOWEVER that only Eurodollar Loans with Interest Periods of one month shall be available hereunder until the Borrower shall have received notification (which notification in any event shall be provided within 90 days after the Closing Date) from the Agent that it has completed the syndication process. Each such request for borrowing shall be irrevocable and shall specify (A) the type of Loan requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or
         (II) the type of Loan requested, then such notice shall be deemed to be a request for a Revolving Loan which is a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 3.2(a)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) MINIMUM AMOUNTS. Each Eurodollar Loan shall be in a minimum aggregate principal amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof. Each Base Rate shall be in a minimum aggregate principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, as applicable, the remaining amount of the Revolving Committed Amount, if less, the remaining principal balance of the Tranche A Term Loan, if less, or the remaining principal balance of the Tranche B Term Loan, if less).

                           (iii) ADVANCES. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower as specified in SECTION 3.15(A), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent. Each Lender shall make its Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan and its Tranche B Term Loan Percentage of the Tranche B Term Loan available to the Agent for the account of the Borrower at the office of the Agent specified in
         SCHEDULE 2.1(A), or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Closing Date in Dollars and in funds immediately available to the Agent. The Borrower hereby irrevocably authorizes the Agent to, and the Agent shall, on such date disburse the proceeds of each Revolving Loan requested by the Borrower pursuant to this subsection 3.2(a)(iii) in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation substantially in the form of Exhibit 3.2(a)(iii) hereto (a "NOTICE OF ACCOUNT DESIGNATION") delivered by the Borrower to the Agent or as may be otherwise agreed upon by the Borrower and the Agent from time to time.

                  (b) Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; PROVIDED, HOWEVER, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "INTEREST PERIOD" set forth in
         Section 1.1 and shall be in such minimum amounts as provided in Section 3.2(a), (iv) no more than 10 Eurodollar Loans shall be outstanding in the aggregate under this Credit Agreement at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period) and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Agent specified in specified in SCHEDULE 2.1(A), or at such other office as the Agent may designate in writing, prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d), (e) and (f) of
         Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3      PREPAYMENTS.

                  (a) VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans in whole or in part from time to time, without premium or penalty; PROVIDED, HOWEVER, that each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; PROVIDED that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied first ratably to the Tranche A Term Loan and the Tranche B Term Loan (in each case ratably to the remaining Principal Amortization Payments thereof), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12 but shall be otherwise without premium or penalty.

                  (b)      MANDATORY PREPAYMENTS.

                           (i) REVOLVING COMMITTED AMOUNT. If at any time, the
                  sum of the aggregate principal amount of outstanding Revolving Loans plus LOC Obligations outstanding PLUS outstanding Swingline Loans shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                           (ii) EXCESS CASH FLOW. Within 120 days after the end
                  of each fiscal year (commencing with the fiscal year ending November 30, 1999), the Borrower shall prepay the Loans in an amount equal to (x) 50% of the Excess Cash Flow earned during such prior fiscal year less (y) the amount of any voluntary prepayments of the Tranche A Term Loan, the Tranche B Term Loan and (to the extent accompanied by a reduction in the Revolving Committed Amount) the Revolving Loans during such prior fiscal year; PROVIDED, HOWEVER, that the Borrower shall not be required to make prepayments hereunder if, as of the most recently ended fiscal year of the Borrower, the Leverage Ratio was less than 3.0 to
                  1.0. Any payments of Excess Cash Flow shall be applied as set forth in clause (vi) below.

                           (iii) ASSET DISPOSITIONS. Immediately upon the
                  occurrence of any Asset Disposition Prepayment Event with Net Cash Proceeds in excess of $1,000,000, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Consolidated Parties during the related Application Period to the purchase, acquisition or construction of Eligible Assets as contemplated by the terms of Section 8.5(f) (such prepayment to be applied as set forth in clause (vi) below); PROVIDED, HOWEVER, that if the Asset Disposition occurs with respect to assets of the Divested Businesses and the Leverage Ratio as of the end of the most recent fiscal quarter of the Borrower was less than 3.75 to
                  1.0 at the time such Asset Disposition occurs, the Borrower may apply Net Cash Proceeds from such Asset Disposition to prepay the Senior Subordinated Notes or, after such time as the pending litigation with respect to Anghel Laboratories, Inc. shall have been settled or otherwise concluded to the satisfaction of the Required Lenders, to redeem or repurchase preferred stock.

                           (iv) DEBT ISSUANCES. Immediately upon receipt by any
                  Consolidated Party of proceeds from any Debt Issuance (other than an Excluded Issuance), the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (vi) below); PROVIDED, HOWEVER, that if the Borrower shall have received in excess of $75,000,000 in Net Cash Proceeds from the issuance of additional subordinated debt on terms and conditions satisfactory to the Required Lenders and as otherwise permitted by Section 8.1(f), the Borrower may apply up to $20,000,000 of such Net Cash Proceeds to prepay the Senior Subordinated Notes or, after such time as the pending litigation with respect to Anghel Laboratories, Inc. shall have been settled or otherwise concluded to the satisfaction of the Required Lenders, to redeem or repurchase preferred stock.

                           (v) ISSUANCES OF EQUITY. Immediately upon receipt by
                  the Borrower of proceeds from any Equity Issuance (other than an Excluded Issuance), the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance to the Lenders (such prepayment to be applied as set forth in clause (vi) below).

                           (vi) APPLICATION OF MANDATORY PREPAYMENTS. All
                  amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i), to Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii), (iii), (iv) and (v), pro rata to the Tranche A Term Loan and the Tranche B Term Loan (in each case to the remaining Principal Amortization Payments thereof in direct order of maturity). Promptly upon notification thereof, one or more holders of the Tranche B Term Loans may decline to accept a mandatory prepayment under Section 3.3(b)(ii), (iii), (iv) or (v) to the extent there are sufficient Tranche A Term Loans outstanding to be paid with such prepayment, in which case, such declined prepayments shall be allocated pro rata among the Tranche A Term Loans and the Tranche B Term Loans held by Lenders accepting such prepayments. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12.

         3.4      TERMINATION AND REDUCTION OF REVOLVING COMMITTED AMOUNT.

                  (a) VOLUNTARY REDUCTIONS. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $1,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three Business Days prior written notice to the Agent; PROVIDED, HOWEVER, no such termination or reduction shall be made which would cause the aggregate principal amount of outstanding Revolving Loans PLUS LOC Obligations PLUS Swingline Loans outstanding to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

                  (b) MATURITY DATE. The Revolving Commitments of the Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

                  (c) GENERAL. The Borrower shall pay to the Agent for the account of the Lenders in accordance with the terms of Section 3.5(b), on the date of each termination or reduction of the Revolving Committed Amount, the Commitment Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

         3.5      FEES.

                  (a) COMMITMENT FEE. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower agrees to pay to the Agent for the account of each Lender a fee (the "COMMITMENT FEE") on the unused portion of the Revolving Committed Amount computed at a per annum rate for each day during the applicable Commitment Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Commitment Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last business day of each February, May, August and November (and upon the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Commitment Fee is payable hereunder being herein referred to as an "COMMITMENT FEE CALCULATION PERIOD"), beginning with the first of such dates to occur after the Closing Date.

                  (b)      LETTER OF CREDIT FEES.

                                    (i) LETTER OF CREDIT ISSUANCE FEE. In
                           consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "LETTER OF CREDIT FEE") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage (provided that the Letter of Credit Fee shall not be less than $500 in the aggregate for each Letter of Credit in any event). The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each February, May, August and November for the immediately preceding quarter (or a portion thereof).

                                    (ii) ISSUING LENDER FEES. In addition to the
                           Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "ISSUING LENDER FEES").

                  (c) ADMINISTRATIVE FEES. The Borrower agrees to pay to the Agent, for its own account, as applicable, the fees referred to in the Agent's Fee Letter (collectively, the "AGENT'S FEES").

         3.6      CAPITAL ADEQUACY.

         If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower (such notice to be given within six calendar months of the Lender's determination thereof) specifying in reasonable detail the basis for the calculation of any additional amounts owed, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7      LIMITATION ON EURODOLLAR LOANS.

         If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

         3.8      ILLEGALITY.

         Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable).

         3.9      REQUIREMENTS OF LAW.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                        (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on, or measured by, the overall net income or net capital of such Lender by the jurisdiction in which such Lender is organized, has its principal office or such Applicable Lending Office or is doing business (other than solely in connection with this Credit Agreement));

                       (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                      (iii) shall impose on such Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Credit Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         3.10     TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

         3.11     TAXES.

                  (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on, or measured by, its income or capital, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is located or organized or in which such Lender or the Agent is doing business (other than solely by reason of this Agreement) or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender and the Agent hereby represents that as of the Closing Date (or at such time as it becomes a Lender or the Agent, as the case may be, if later), all payments or principal, interest, and fees to be made to such Lender or the Agent, as the case may be, by the Borrower or any other Credit Party pursuant to this Agreement will be totally exempt from Taxes which would require indemnification under
         Section 3.11(a), 3.11(b) or 3.11(c). Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with complete and accurate copies of (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a), 3.11(b) or 3.11(c) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes. The Borrower shall not be required to make gross-up or indemnification payments under Section 3.11(a), 3.11(b) or 3.11(c) to any Lender or the Agent, as the case may be, to the extent that the obligation to pay such additional amounts or indemnification would not have arisen if the representation set forth in the first sentence of Section 3.11(d) were true with respect to such Lender or the Agent, as the case may be.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

                  (i) If any Lender or the Agent shall become aware that it is entitled to receive a refund in respect to Taxes as to which it has been indemnified by the Borrower pursuant to this Section 3.11, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the expense of the Borrower. If any Lender receives a refund in respect of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 3.11, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund (including any interest actually received from the taxing authority with respect thereto) to the Borrower (to the extent of amounts that have been paid by the Borrower under this
         Section 3.11 with respect to such refund), net of all out-of-pocket expenses of such Lender and Taxes imposed with respect to such refund; PROVIDED that the Borrower, upon the request of such Lender, agrees to return such refund (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund. Nothing contained in this subsection 3.11(i) shall require any Lender to make available any tax returns (or any other information relating to its taxes that it deems confidential).

         3.12     COMPENSATION.

         Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         3.13     PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) LOANS. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Commitment Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests.

                  (b) ADVANCES. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; PROVIDED, HOWEVER, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Agent its ratable share of such borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such borrowing, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

         3.14     SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.14 to share in the benefits of any recovery on such secured claim.

         3.15     PAYMENTS, COMPUTATIONS, ETC.

                  (a) Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at the Agent's office specified in

         SCHEDULE 2.1(A) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower maintained with the Agent (with notice to the Borrower). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of
         Section 3.13(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

                  (b) ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees owed to the Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                  FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

                  FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                  SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

         In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(b).

         3.16     EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

                  (b) The Agent shall maintain the Register pursuant to Section 11.3(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

                  (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.16 (and, if consistent with the entries of the Agent, subsection (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.


                                    SECTION 4

                                    GUARANTY

         4.1      THE GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Agent as hereinafter provided the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected; or

                  (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the

Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

         4.3      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4      CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

         4.5      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.6      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full to the Agent and the Lenders of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this
Section 4.6, (a) "GUARANTEED OBLIGATIONS" shall mean any obligations arising under the other provisions of this Section 4; (b) "EXCESS PAYMENT" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (c) "PRO RATA SHARE" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors; PROVIDED, HOWEVER, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "CONTRIBUTION SHARE" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors other than the maker of such Excess Payment; PROVIDED, HOWEVER, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to
Section 8.4.

         4.7      CONTINUING GUARANTEE.

         The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.


                                    SECTION 5

                                   CONDITIONS

         5.1      CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

                  (a) EXECUTED CREDIT DOCUMENTS. Receipt by the Agent of duly executed copies of: (i) this Credit Agreement; (ii) the Notes; (iii) the Collateral Documents and (iv) all other applicable Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

                  (b) CORPORATE DOCUMENTS. Receipt by the Agent of the following:

                           (i) CHARTER DOCUMENTS. Copies of the articles or
                  certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (ii) BYLAWS. A copy of the bylaws of each Credit
                  Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                           (iii) RESOLUTIONS. Copies of resolutions of the Board
                  of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                           (iv) GOOD STANDING. Copies of (A) certificates of
                  good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and
                  (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                           (v) INCUMBENCY. An incumbency certificate of each
                  Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c) FINANCIAL STATEMENTS. Receipt by the Agent and the Lenders of (i) the financial statements referred to in Section 6.1(a) and (b),
         (ii) satisfactory projections including balance sheets and income and cash flow statements for each twelve month period through the twelve month period ending November 30, 2006 and (iii) such other information relating to the Borrower and its Subsidiaries or the Acquired Company and its Subsidiaries as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

                  (d) OPINIONS OF COUNSEL. The Agent shall have received legal opinions dated as of the Closing Date from counsel to the Credit Parties in form and substance satisfactory to the Agent.

                  (e) ENVIRONMENTAL REPORTS. Receipt by the Agent in form and substance satisfactory to it of environmental assessment reports and related documents of a recent date with respect to all Real Properties.

                  (f) PERSONAL PROPERTY COLLATERAL. The Agent shall have received:

                        (i) searches of Uniform Commercial Code filings in the
                  jurisdiction of the chief executive office of each Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in such Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                       (ii) duly executed UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;

                      (iii) searches of ownership of intellectual property in
                  the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                       (iv) all stock certificates evidencing the Capital Stock
                  pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                        (v) such patent/trademark/copyright filings as requested
                  by the Agent in order to perfect the Agent's security interest in the Collateral;

                       (vi) all instruments and chattel paper in the possession
                  of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral; and

                      (vii) duly executed consents as are necessary, in the
                  Agent's sole discretion, to perfect the Lenders' security interest in the Collateral.

                  (g) PRIORITY OF LIENS. The Agent shall have received satisfactory evidence that (i) the Agent, on behalf of the Lenders, holds a perfected, first priority Lien on all Collateral and (ii) none of the Collateral is subject to any other Liens other than Permitted Liens.

                  (h) REAL PROPERTY COLLATERAL. The Agent shall have received, in form and substance reasonably satisfactory to the Agent:

                           (i) fully executed and notarized mortgages, deeds of
                  trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "MORTGAGE INSTRUMENT" and collectively the "MORTGAGE INSTRUMENTS") encumbering the fee interest and/or leasehold interest of any Credit Party (to the extent deemed material by the Agent) in each real property asset designated in SCHEDULE 6.19(A) (each a "MORTGAGED PROPERTY" and collectively the "MORTGAGED REAL PROPERTIES");

                           (ii) a title report obtained by the Credit Parties to
                  the extent deemed necessary by the Agent) in respect of each of the Mortgaged Properties;

                           (iii) in the case of each material real property
                  leasehold interest of any Credit Party constituting Mortgaged Property, (a) such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Agent, which estoppel letters shall be in the form and substance reasonably satisfactory to the Agent and (b) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Agent, has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

                           (iv) the Agent shall have received, and the title
                  insurance company issuing the policy referred to in Section 5.1(i) (the "TITLE INSURANCE COMPANY") shall have received, maps or plats of an as-built survey of the sites of the real property covered by the Mortgage Instruments certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to each of the agent and the Title Insurance Company, dated a date reasonably satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be made in accordance with standards that enable the Title Insurance Company to issue the policies referred to in Section 5.1(i)(v) below without exception for "Survey matters", except for matters as are reasonably acceptable to the Agent;

                           (v) ALTA mortgagee title insurance policies issued by
                  First American Title Insurance Company (the "MORTGAGE POLICIES"), in amounts not less than the respective amounts designated in SCHEDULE 6.19(A) with respect to any particular Mortgaged Property, assuring the Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall be in form and substance reasonably satisfactory to the Agent and shall provide for affirmative insurance and such reinsurance as the Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Agent;

                           (vi) Evidence, which may be in the form of a letter
                  from an insurance broker or a municipal engineer or certified on a survey, as to whether (a) any Mortgaged Property (an "FLOOD HAZARD PROPERTY") is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and (b) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program;

                           (vii) If there are any Flood Hazard Properties, a
                  Credit Party's written acknowledgment of receipt of written notification from the Agent (a) as to the existence of each such Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program;

                           (viii) If there are maps or plats of an as-built
                  survey of the sites of the Mortgaged Properties certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992 or 1997, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites necessary to use the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and (F) if the site is described as being on a filed map, a legend relating the survey to said map; and

                           (ix) Evidence reasonably satisfactory to the Agent
                  that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance in all material respects with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws, zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Real Properties, the permitted uses of each such Real Properties under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988, the Rehabilitation Act of 1973 and the Americans with Disabilities Act of 1990.

                  (i) EVIDENCE OF INSURANCE. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as sole loss payee on behalf of the Lenders.

                  (j) CORPORATE STRUCTURE. The corporate capital and ownership structure of the Consolidated Parties (after giving effect to the purchase of the Acquired Company) shall be as described in SCHEDULE 5.1(J).

                  (k) GOVERNMENT CONSENT. Receipt by the Agent of evidence that all governmental, shareholder and material third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the acquisition of the Acquired Company and the related financings and other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the acquisition of the Acquired Company or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect.

                  (l) MATERIAL ADVERSE EFFECT. No material adverse change shall have occurred since November 29, 1997 in the condition (financial or otherwise), business or management of the Consolidated Parties taken as a whole.



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

                  (m) LITIGATION. There shall not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the acquisition of the Acquired Company in the manner contemplated by the Purchase Agreement or (ii) any pending or threatened action, suit, investigation or proceeding against a Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

                  (n) EQUITY INVESTMENT. Receipt by the Agent of satisfactory evidence that a cash equity investment of at least $20,000,000 shall have been received by the Borrower on terms and conditions satisfactory to the Agent.

                  (o) SUBORDINATED DEBT. The Borrower shall have received proceeds from the issuance of Senior Subordinated Notes on terms and conditions acceptable to the Lenders in an aggregate principal amount not less than $13,000,000.

                  (p) PREFERRED EQUITY. The Borrower shall have received proceeds from the issuance of preferred stock on terms and conditions acceptable to the Lenders in an aggregate principal amount not less than $7,000,000.

                  (q) PURCHASE AGREEMENT. There shall not have been any material modification, amendment, supplement or waiver to the Purchase Agreement without the prior written consent of the Agent, including, but not limited to, any material modification, amendment, supplement or waiver relating to the amount or type of consideration to be paid in connection with the acquisition of the Acquired Company and the contents of all disclosure schedules and exhibits, and the acquisition of the Acquired Company shall have been consummated in accordance with the terms of the Purchase Agreement (without waiver of any conditions precedent to the obligations of the buyer thereunder) and the purchase price related to such acquisition shall not exceed $116,500,000 (subject to a purchase price adjustment not greater than $5,000,000) The Agent shall have received a final Purchase Agreement, together with all exhibits and schedules thereto, certified by an officer of the Borrower.

                  (r) EBITDA OF ACQUIRED COMPANY. The Agent shall have determined to its reasonable satisfaction that the net income of the Acquired Company before deductions for interest, taxes, depreciation and amortization expenses was at least $13,000,000 for the twelve month period ending on March 31, 1998.

                  (s) OFFICER'S CERTIFICATES. The Agent shall have received a certificate or certificates executed by a responsible officer of the Borrower as of the Closing Date stating that (A) each Consolidated Party is in material compliance with all material existing financial obligations, (B) all material governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidated Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (D) after receipt of proceeds of the Loans hereunder, the transactions contemplated by the Purchase Agreement shall be consummated on the Closing Date in accordance with the terms thereof and (E) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each of the Credit Parties is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.11.

                  (t) FEES AND EXPENSES. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

                  (u) OTHER. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Consolidated Parties.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

                  (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, any portion of the Tranche A Term Loan or any portion of the Tranche B Term Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (ii) in the case of any Letter of Credit, an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

                  (b) The representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                  (c) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto;

                  (d) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate principal amount of outstanding Revolving Loans PLUS LOC Obligations outstanding shall not exceed the Revolving Committed Amount, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agent and each Lender that:

         6.1      FINANCIAL CONDITION.

                  (a)(i) The audited consolidated balance sheet and the consolidated statement of income and retained earnings and the consolidated statement of cash flows as of November 29, 1997 and for the year ended, and the audited consolidated balance sheet and the consolidated statement of income and retained earnings and the consolidated of cash flows as of November 30, 1996 and for the eight months then ended, and the audited consolidated balance sheet and the consolidated statement of income and retained earnings and the consolidated statement of cash flows as of December 31, 1995 and for the year then ended have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (A) have been audited by Price Waterhouse, LLP, (B) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (C) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of the Borrower and its Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for the period ended February 28, 1998 have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (A) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (B) present fairly in all material respects consolidated financial condition in each case subject to year end audit adjustments and the absence of footnotes, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. During the period from November 29, 1997 to and including the Closing Date, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

                  (ii) The financial information of the Acquired Company and its Subsidiaries referred to in Section 2.4.1 and Section 3.6 of the Purchase Agreement has heretofore been furnished to each Lender. Such financial information fairly presents the financial condition,



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

         results of operations, retained earnings and cash flows for the Acquired Company and its Subsidiaries for the dates and periods therein indicated Such financial information was prepared in accordance with GAAP consistently applied throughout the periods covered thereby except as otherwise noted in the Purchase Agreement, in the schedules thereto or in SCHEDULE 6.1.

                  (b) The pro forma consolidated balance sheet of the Consolidated Parties as of the Closing Date giving effect to the Acquisition in accordance with the terms of the Purchase Agreement and reflecting estimated purchase price accounting adjustments, has heretofore been furnished to each Lender. Such pro forma balance sheet is based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

                  (c) The financial statements delivered to the Lenders pursuant to Section 7.1(a) and (b), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (ii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods in the case of the financial statements referred to in Section 7.1(b), subject to year and audit adjustments and the absence of footnotes.

         6.2      NO MATERIAL CHANGE.

         Since November 29, 1997, (a) there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect and (b) except as otherwise permitted under this Credit Agreement or as set forth on SCHEDULE 6.2, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

         6.3      ORGANIZATION AND GOOD STANDING.

         Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing, to the extent applicable, under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

         6.4      POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate



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

action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in SCHEDULE 6.4, all of which have been obtained or made or have the status described in such SCHEDULE 6.4 and (ii) filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) to the extent it could reasonably be expected to have a Material Adverse Effect violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6      NO DEFAULT.

         No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         6.7      OWNERSHIP.

         Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.



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

         6.8      LITIGATION.

         Set forth on Schedule 6.8 is a list of all litigation matters with respect to which any Credit Party is a party as of the Closing Date except for any such matters that, if adversely determined, would not result in liability in excess of $25,000. There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Consolidated Party that could be reasonably expected to have a Material Adverse Effect.

         6.9      TAXES.

         Each Consolidated Party has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid
(a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

         6.10     COMPLIANCE WITH LAW.

         Each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect.

         6.11     ERISA.

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in material compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

                  (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Consolidated Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) Neither any Consolidated Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106.

         6.12     SUBSIDIARIES.

         Set forth on SCHEDULE 6.12 is a complete and accurate list of all Subsidiaries of each Consolidated Party. Information on SCHEDULE 6.12 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Neither the Borrower nor any other Consolidated Party, other than as set forth in SCHEDULE 6.12, has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock. SCHEDULE 6.12 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.



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

         6.13     GOVERNMENTAL REGULATIONS, ETC.

                  (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities except as contemplated in connection with the purchase of the Acquired Company or the securities of any other Subsidiary of the Borrower. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

                  (b) No Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no Consolidated Party is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (c) No director, executive officer or principal shareholder of any Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                  (d) Each Consolidated Party has obtained and holds in full force and effect, all material franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the ownership of its respective Property and to the conduct of its respective businesses as presently conducted.

                  (e) To the best of each Consolidated Party's knowledge, each Consolidated Party is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.



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

         6.14     PURPOSE OF LOANS AND LETTERS OF CREDIT.

         The proceeds of the Loans hereunder shall be used solely by the Borrower to (i) finance a portion of the purchase price of the Acquired Company and to pay certain fees and expenses related thereto, (ii) refinance existing Indebtedness and (iii) provide for working capital and other general corporate purposes. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions, to secure obligations to Comsat Corporation relating to letters of credit obtained for the benefit of the Acquired Company and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

         6.15     ENVIRONMENTAL MATTERS.

         Except any of the following that could not reasonably be expected to have a Material Adverse Effect:

                  (a) Each of the facilities and properties owned, leased or operated by the Consolidated Parties (the "REAL PROPERTIES") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Consolidated Parties (the "BUSINESSES"), and there are no conditions relating to the Businesses or Real Properties that could give rise to liability under any applicable Environmental Laws.

                  (b) None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                  (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Consolidated Party have knowledge that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent



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

         decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

                  (f) There has been no Release or, threat of Release of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         6.16     INTELLECTUAL PROPERTY.

         Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "INTELLECTUAL PROPERTY") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not be reasonably expected to have a Material Adverse Effect. Set forth on SCHEDULE 6.16 is a list of all patents and patent applications and all federally registered trademarks, trademark applications, copyrights and copyright applications, tradename applications, service marks and service mark applications owned, or applied for, by each Consolidated Party or that any Consolidated Party has licensed (if such license has been federally recorded). Except as provided on SCHEDULE 6.16, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not be reasonably expected to have a Material Adverse Effect. SCHEDULE 6.16 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         6.17     SOLVENCY.

         Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement (including without limitation the acquisition of the Acquired Company by the Borrower), will be Solvent.

         6.18     INVESTMENTS.

         All Investments of each Consolidated Party are Permitted Investments.

         6.19     LOCATION OF COLLATERAL.

         Set forth on SCHEDULE 6.19(A) is a list of all Mortgaged Properties with street address, county and state where located. Set forth on SCHEDULE 6.19(B) is a list of all locations where any tangible personal property of a Consolidated Party is located, including county and state where located. Set forth on SCHEDULE 6.19(C) is the chief executive office and principal place of business of each Consolidated Party. SCHEDULE 6.19(A), 6.19(B) and 6.19(C) may be updated from time to time by the Borrower giving written notice thereof to the Agent, but the Borrower shall not be required to



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

update Schedule 6.19(b) with respect to any location unless the tangible personal property so located has a net book value greater than $100,000 individually or $500,000 in the aggregate.

         6.20     DISCLOSURE.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact known to any Credit Party (or which reasonably should have been known by any Credit Party) necessary in order to make the statements contained therein or herein not misleading.

         6.21     NO BURDENSOME RESTRICTIONS.

         No Consolidated Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.22     LABOR MATTERS.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

         6.23     NATURE OF BUSINESS.

         As of the Closing Date, the Consolidated Parties are engaged in the business of manufacturing VSAT antennas, systems and products for satellite and terrestrial communications, and products for cellular and other wireless communications applications.

         6.24     REPRESENTATIONS AND WARRANTIES FROM PURCHASE AGREEMENT.

         To the knowledge of the Borrower, as of the Closing Date, each of the representations and warranties made in the Purchase Agreement by each of the parties thereto is true and correct in all material respects.

         6.25     YEAR 2000 COMPLIANCE.

         The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers and venders) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the



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

Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with such timetable. The Borrower believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         7.1      INFORMATION COVENANTS.

         The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 120 days after the close of each fiscal year of the Consolidated Parties, a consolidated and consolidating balance sheet of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated and consolidating income statements and statements of retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year (commencing with the 1999 fiscal year), all such financial information described above to be in reasonable form and detail and, in the case of consolidated financial statements, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 60 days after the close of each fiscal quarter of the Consolidated Parties (other than the fourth fiscal quarter, in which case 120 days after the end thereof) a consolidated and consolidating balance sheet of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated and consolidating income statements and statements of retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year (commencing with the fifth fiscal quarter ending after the Closing Date) and consolidated budget projections, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the

         Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

                  (c) MONTHLY FINANCIAL STATEMENTS. As soon as available, and in any event within 30 days after the close of each month of the Consolidated Parties financial statements as agreed to between the Borrower and the Agent in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such monthly financial statements fairly present in all material respects the financial condition of the Consolidated Parties subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes.

                  (d) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of the Borrower substantially in the form of EXHIBIT 7.1(D), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto. At the time of delivery of the financial statements provided for in Section 7.1(c) above, a certificate of the chief financial officer of the Borrower stating that no Default or Event of Default exists, or if any Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

                  (e) ANNUAL BUSINESS PLAN AND BUDGETS. Not later than 30 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending November 30, 1998, an annual business plan and budget of the Consolidated Parties containing, among other things, pro forma financial statements for the next fiscal year on a quarterly basis and for the two fiscal years thereafter on an annual basis.

                  (f) COMPLIANCE WITH CERTAIN PROVISIONS OF THE CREDIT AGREEMENT. Within 120 days after the end of each fiscal year of the Borrower, a certificate containing information regarding (i) the calculation of Excess Cash Flow and all payments made pursuant to
         Section 8.7 and (ii) the amount of all Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

                  (g) ACCOUNTANT'S CERTIFICATE. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (h) AUDITOR'S REPORTS. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.



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

                  (i) REPORTS. Promptly upon transmission or receipt thereof,
         (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements and similar information as any Consolidated Party shall send to its shareholders or to a holder of any Indebtedness in excess of $1,000,000 owed by any Consolidated Party in its capacity as such a holder and (ii) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                  (j) NOTICES. Upon an Executive Officer of the Borrower obtaining knowledge thereof, the Borrower promptly will give written notice to the Agent of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect, or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

                  (k) ERISA. Upon an Executive Officer of the Borrower obtaining knowledge thereof, the Borrower promptly will give written notice to the Agent (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or could reasonably be expected to lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (l)      ENVIRONMENTAL.

                           (i) Upon the reasonable written request of the Agent
                  following any material Release of Materials of Environmental Concern or if the Agent shall otherwise determine in its reasonable discretion that cause shall exist, the Credit Parties will furnish or cause to be furnished to the Agent, at the Borrower's expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent as to the nature and extent of the presence of any Materials of Environmental Concern on any Real Properties (as defined in Section 6.16) and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Consolidated Parties hereby grant to the Agent and their representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

                           (ii) The Consolidated Parties will conduct and
                  complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Materials of Environmental Concern on, from or affecting any of the Real Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Real Properties to the extent any failure could reasonably be expected to have a Material Adverse Effect.

                  (m) ADDITIONAL PATENTS AND TRADEMARKS. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by the chief financial officer or treasurer of the Borrower setting forth (i) a list of registration numbers for all patents and all federally registered trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year and (ii) a list of all patent applications and all federally registered trademark applications, service mark applications, trade name applications and copyright applications submitted by any Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Agent.

                  (n) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Agent or the Required Lenders may reasonably request.

         7.2      PRESERVATION OF EXISTENCE AND FRANCHISES.

         Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its corporate existence and material rights, franchises and authority.

         7.3      BOOKS AND RECORDS.

         Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4      COMPLIANCE WITH LAW.

         Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

         7.5      PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, could reasonably be expected to give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; PROVIDED, HOWEVER, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

         7.6      INSURANCE.

                  (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. The Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, that it will give the Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled, and that no act or default of any Consolidated Party or any other Person shall affect the rights of the Agent or the Lenders under such policy or policies. The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on SCHEDULE 7.6.

                  (b) In case of any material loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. In case of any loss, damage to or destruction of the Collateral of any Credit Party or any part thereof, such Credit Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Credit Party's cost and expense, will promptly repair or replace the Collateral of such Credit Party so lost, damaged or destroyed; PROVIDED, HOWEVER, that such Credit Party need not repair or replace the Collateral of such Credit Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) determined by the board of directors of the Borrower to be desirable to the proper conduct of the business of such Credit Party in the ordinary course and otherwise in the best interest of such Credit Party; and
         (ii) would not materially impair the rights of the Agent or the Lenders under the Collateral Documents, any other Credit Document or any Hedging Agreement. In the event a Credit Party shall receive net proceeds of such insurance in excess of $1,000,000, such Credit Party will immediately pay over such proceeds to the Agent, for payment on the Credit Party Obligations for application as an Asset Disposition as set forth in Section 3.3(b)(iii); PROVIDED, HOWEVER, that the Agent agrees to release such insurance proceeds to such Credit Party for replacement or restoration of the portion of the Collateral of such Credit Party lost, damaged or destroyed (including reimbursement of any Credit Party for expenditures previously made therefore) if, but only if, (A) no Default or Event of Default shall have occurred and be continuing at the time of release, (B) written application for such release is received by the Agent from such Credit Party within 30 days of receipt of such proceeds and (C) the Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to reasonable condition within 180 days after the date such Collateral was lost, damaged or destroyed.

         7.7      MAINTENANCE OF PROPERTY.

         Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in reasonable repair, working order and condition, normal wear and tear and casualty and condemnation excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper in the reasonable conduct of its business, to the extent and in the manner customary for companies in similar businesses.

         7.8      PERFORMANCE OF OBLIGATIONS.

         Except as could not reasonably be expected to result in a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         7.9      USE OF PROCEEDS.

         The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.14.

         7.10     AUDITS/INSPECTIONS.

         Upon reasonable notice, during normal business hours and without undue disruption, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person. All information obtained pursuant to this Section 7.10 shall be subject to the provisions of Section 11.16. The Credit Parties agree that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower. Notwithstanding the foregoing, the rights of the Lenders and the Agent under this Section 7.10 shall be subject to restrictions on access to the Credit Parties' information and facilities under laws and regulations applicable to the Credit Parties', including without limitations any laws or regulations governing national security matters, security clearances or the like.

         7.11     FINANCIAL COVENANTS.

                  (a) INTEREST COVERAGE RATIO. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties during the periods shown below, shall be greater than or equal to:

                  PERIOD                                                   RATIO
         August 31, 1998 through November 30, 1998                    2.00 to 1.0
         February 28, 1999                                            2.10 to 1.0
         May 31, 1999                                                 2.20 to 1.0
         August 31, 1999 through November 30, 1999                    2.30 to 1.0
         February 29, 2000 through August 31, 2000                    2.50 to 1.0
         November 30, 2000 through February 28, 2001                  2.75 to 1.0
         May 31, 2001 and thereafter                                  3.00 to 1.0

                  (b) LEVERAGE RATIO. The Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties during the periods shown below, shall be less than or equal to:

                  PERIOD                                                   RATIO
          August 31, 1998 through May 31, 1999                        5.35 to 1.0
          August 31, 1999                                             4.75 to 1.0
          November 30, 1999                                           4.50 to 1.0
          February 29, 2000 through May 31, 2000                      4.25 to 1.0
          August 31, 2000                                             4.00 to 1.0
          November 30, 2000 through February 28, 2001                 3.75 to 1.0
          May 31, 2001 through November 30, 2001                      3.50 to 1.0
          February 28, 2002 through November 30, 2002                 3.25 to 1.0
          February 28, 2003 and thereafter                            3.00 to 1.0

                  (c) SENIOR LEVERAGE RATIO. The Senior Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties during the periods shown below, shall be less than or equal to:

                  PERIOD                                                   RATIO
         August 31, 1998 through May 31, 1999                              4.60 to 1.0
         August 31, 1999                                                   4.25 to 1.0
         November 30, 1999                                                 4.00 to 1.0
         February 29, 2000 through May 31, 2000                            3.75 to 1.0
         August 31, 2000                                                   3.50 to 1.0
         November 30, 2000 through February 28, 2001                       3.25 to 1.0
         May 31, 2001 through November 30, 2001                            3.00 to 1.0
         February 28, 2001 through November 30, 2002                       2.75 to 1.0
         February 28, 2003 and thereafter                                  2.50 to 1.0

                  (d) CONSOLIDATED NET WORTH. At all times the Consolidated Net Worth of the Borrower shall be greater than or equal to $60,000,000 (decreased by the after-tax losses associated with the Divested Businesses at the time incurred in an aggregate amount not to exceed $4,800,000), increased on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties, commencing with the fiscal quarter ending August 31, 1998, by an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended.

                  (e) CAPITAL EXPENDITURES. The Credit Parties will not permit Consolidated Capital Expenditures (excluding any capital expenditures made with the proceeds of an Excluded Issuance) for any fiscal year to exceed the amounts set forth below during the periods set forth below:

                  PERIOD                                      AMOUNT
                  Closing Date through the 1998
                       fiscal year end                        $4,000,000

                  Each fiscal year occurring thereafter       $6,500,000

         provided, however, that the Credit Parties may apply any amounts not utilized in any fiscal year to the amount otherwise available for the next fiscal year only.

         7.12     ADDITIONAL CREDIT PARTIES.

         As soon as practicable and in any event within 30 days after any Person becomes a Subsidiary of any Credit Party, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a Domestic Subsidiary of a Credit Party, cause such Person to execute a Joinder Agreement in substantially the same form as EXHIBIT 7.12, (b) cause 100% (if such Person is a Domestic Subsidiary of a Credit Party) or 65% (if such Person is a direct Foreign Subsidiary of the Borrower or a Domestic Subsidiary) of the Capital Stock of such Person to be delivered to the Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent and
(c) cause such Person (if such Person is a Domestic Subsidiary) to (i) if such Person owns or leases any real property located in the United States of America or deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, deliver to the Agent with respect to such real property documents, instruments and other items of the types required to be delivered by the Agent all in form, content and scope reasonably satisfactory to the Agent and (ii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(f), all in form, content and scope reasonably satisfactory to the Agent.

         7.13     PLEDGED ASSETS.

         Each Credit Party will, and will cause each of its Domestic Subsidiaries to, cause (i) all of its owned real and personal property located in the United States, (ii) to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, all of its other owned real and personal property and (iii) to the extent deemed material by the Agent or the Required Lenders in its or their sole reasonable discretion all of its leased real property located in the United States, to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Agent shall reasonably request; PROVIDED, HOWEVER that upon the Borrower's request, the Agent may in its reasonable discretion, waive certain of the requirements hereunder if it is determined that the costs of compliance with the provisions hereof are excessive in light of the benefit to be obtained in connection therewith. With respect to any real property (whether leased or owned) located in the United States of America acquired by any direct or indirect Domestic Subsidiary of the Borrower subsequent to the Closing Date, such Person will cause to be delivered to the Agent with respect to such real property documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(h) in form acceptable to the Agent. In furtherance of the foregoing terms of this Section 7.13, the Borrower agrees to promptly provide the Agent with written notice of the acquisition by, or the entering into a leasing by, any Credit Party of any asset(s) having a market value greater than $500,000, setting forth in reasonable detail the location and a description of the asset(s) so acquired. Without limiting the generality of the above, the Credit Parties will cause 100% of the Capital Stock of the Borrower and each other direct or indirect Domestic Subsidiaries of the Borrower and 65% of the Capital Stock in each of the direct Foreign Subsidiaries of the Borrower and its Domestic Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Agent shall reasonably request.

         If, subsequent to the Closing Date, a Credit Party shall (a) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Agent as Collateral hereunder or under any of the Collateral Documents or (b) acquire or lease any real property, the Borrower shall promptly (and in any event within three (3) Business Days) after any Executive Officer of a Credit Party acquires knowledge of same notify the Agent of same. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action (including but not limited to the actions set forth in Sections 5.1(f) and 5.1(i) at its own expense as requested by the Agent to ensure that the Agent has a first priority perfected Lien to secure the Credit Party Obligations in (i) all owned real property and personal property of the Credit Parties located in the United States, (ii) to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, all other owned real and personal property of the Credit Parties and (iii) to the extent deemed material by the Agent or the Required Lenders in its or their sole reasonable discretion, all leased real property located in the United States, subject in each case only to Permitted Liens. Each Credit Party shall, and shall cause each of its Domestic Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Agreements.

         7.14     YEAR 2000 COMPLIANCE.

         The Borrower will promptly notify the Agent in the event that the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries business and operations will not be Year 2000 compliant (as such term is defined in Section 6.25), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         7.15     ANNUAL MEETING.

         The Borrower will assist the Agent in organizing an annual bank meeting where members of management will be available to meet with representatives of the Lenders.

         7.16     NAME CHANGE DOCUMENTATION.

         As soon as practicable, but in any event within 5 Business Days after the Closing Date, the Credit Parties shall have filed all documentation applicable and/or appropriate in all relevant jurisdictions to effectuate each relevant name change as required under the Purchase Agreement for each of the Designated Corporations.

         7.17     IRB FACILITY.

         As soon as practicable, but in any event within 45 days after the Closing Date, the Credit Parties shall have either (i) obtained the consent of the First National Bank of Maryland, as trustee under the Illinois IRB, to the transfer of the Capital Stock of Mark Antenna Products, Inc. from CRSI, Inc. to the Borrower, in which case, the Credit Parties may maintain and continue the industrial revenue bond facility until October 15, 1998, upon which time, the industrial revenue bond facility shall be terminated and the real and personal property assets securing the loan agreement in connection with the same shall be pledged to secure the Credit Party Obligations or (ii) failed to obtain the consent of the First National Bank of Maryland to the transfer of the Capital Stock of Mark Antenna Products, Inc., terminated the industrial revenue bond facility and pledged the real and personal property assets securing the loan agreement in connection with such facility to secure the Credit Party Obligations.

         7.18     NORTH CAROLINA SURVEY.

         As soon as practicable, but in any event within 45 days after the Closing Date, the Credit Parties shall have provided the Agent with a survey reasonably satisfactory to the Agent of the real property assets owned by any Credit Party located in Catawba County, North Carolina.

         7.19     INTEREST RATE PROTECTION.

         Within 180 days after the Closing Date, the Borrower shall have entered into interest rate protection agreements protecting against fluctuations in interest rates as to which the material terms are reasonably satisfactory to the Agent, which agreements shall provide coverage in an amount and for a duration satisfactory to the Agent.


                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

         8.1      INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower and its Subsidiaries set forth in SCHEDULE 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                  (c) purchase money Indebtedness (including Capital Leases) or Synthetic Leases hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets PROVIDED that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $5,000,000 at any one time (including any such Indebtedness referred to in subsection (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) obligations of the Borrower or any of its Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (e) intercompany Indebtedness arising out of loans and advances permitted under Section 8.6;

                  (f) indebtedness in respect of the Senior Subordinated Notes referred to in Section 3.3(b) and additional Senior Subordinated Notes on the same terms and conditions or on other terms and conditions reasonably acceptable to the Lenders; and

                  (g) in addition to the Indebtedness otherwise permitted by this Section 8.1, other Indebtedness hereafter incurred by the Borrower or any of its Subsidiaries PROVIDED that (A) the loan documentation with respect to such Indebtedness shall be on terms and conditions reasonably satisfactory to the Required Lenders, shall be subordinated to the Credit Party Obligations and shall not contain covenants or default provisions relating to any Consolidated Party that are more restrictive than the covenants and default provisions contained in the Credit Documents, (B) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of any Consolidated Party, no Default or Event of Default would exist hereunder.

                  (h) Guarantees by the Borrower or any other Credit Party of any Indebtedness of the Borrower or another Credit Party otherwise permitted hereunder.

                  (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided that such Indebtedness is extinguished within two Business Days of its incurrence.

                  (j) Indebtedness arising from agreements of the Borrower or any other Credit Party providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or any Subsidiary.

                  (k) Other Indebtedness of the Borrower in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.

         8.2      LIENS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or after acquired, except for Permitted Liens.

         8.3      NATURE OF BUSINESS.

         The Credit Parties will not permit any Consolidated Party to engage in business substantively different in nature from that set forth in Section 6.23 or reasonable extensions or expansions thereof.

         8.4      CONSOLIDATION, MERGER, DISSOLUTION, ETC.

         Except in connection with an Asset Disposition permitted by the terms of Section 8.5, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); PROVIDED that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries PROVIDED that (i) the Borrower shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.13 after giving effect to such transaction and (iii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist, (b) any Credit Party other than the



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Borrower may merge or consolidate with any other Credit Party other than the
Borrower PROVIDED that (i) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section
7.13 after giving effect to such transaction and (ii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Borrower PROVIDED that (i) such Credit Party shall be the continuing or surviving corporation, (ii) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section
7.13 after giving effect to such transaction and (iii) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party PROVIDED the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist, (e) the Borrower or any of its Subsidiaries may acquire all or a portion of the capital stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary in an aggregate amount not to exceed $5,000,000 in any fiscal year; PROVIDED, HOWEVER, (i) the Borrower shall comply with the provisions of Section 7.12 and (ii) no Default or Event of Default would exist after giving effect to such acquisitions on a Pro Forma Basis, and (f) any Wholly-Owned Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time.

         8.5      ASSET DISPOSITIONS.

         The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than the sale of assets of the Divested Businesses unless (a) the consideration paid in connection therewith is cash, Cash Equivalents or other noncash consideration (PROVIDED that non-cash consideration (excluding liabilities assumed by the acquiror and assets received in a trade-in or similar transaction) shall not comprise in excess of 15% of the total value of proceeds received in connection with any Asset Disposition), (b) if such transaction is a Sale and Leaseback Transaction, such transaction is permitted by the terms of
Section 8.13, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties (excluding for purposes hereof assets sold in connection with the sale of the Divested Businesses) in all such transactions (excluding the sale of real estate no longer used or useful in such Consolidated Parties business) after the Closing Date shall not exceed $5,000,000, (c) the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Default or Event of Default would exist hereunder, and (f) no later than 30 days prior to such Asset Disposition, the Agent and the Lenders shall have received a certificate of an officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Borrower shall, within the period of 180 days following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "APPLICATION PERIOD"), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) the purchase, acquisition or, in the case of improvements to real property, construction of Eligible Assets or (ii) to the prepayment of the Loans in accordance with the terms of Section 3.3(b)(iii).



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         Upon a sale or other disposition of assets the Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Subsidiary from all of its obligations, if any, under the Credit Documents.

         8.6      INVESTMENTS.

         The Credit Parties will not permit any Consolidated Party to make Investments in or to any Person, except for Permitted Investments.

         8.7      RESTRICTED PAYMENTS.

                  (a) The Credit Parties will not permit any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of Capital Stock of such Person, (ii) to make dividends or other distributions payable to the Borrower or a Wholly-Owned Subsidiary of the Borrower (directly or indirectly through Subsidiaries), (iii) as permitted by Section 8.8, (iv), transactions permitted by Section 8.9, (v) provided that no Default or Event of Default has occurred and is continuing at such time or would be directly or indirectly caused as a result thereof, the Borrower may pay dividends or repay the Senior Subordinated Notes during the term of this Agreement in an amount that, together with any dividends and other payments of the Senior Subordinated Notes previously paid during the term of this Agreement, does not exceed the Maximum Payment Amount as of the date of such payment; PROVIDED, however, that no preferred stock shall be redeemed or repurchased nor shall any dividend payments with respect to such preferred stock be declared (other than on a cumulative, compounded basis) until such time as the pending litigation with respect to Anghel Laboratories, Inc. shall have been settled or otherwise concluded to the satisfaction of the Required Lenders and
         (vi) the Borrower may make payments permitted by the provisos to Sections 3.3(b)(iii) and 3.3(b)(iv).

                  (b) The Credit Parties will not permit any Consolidated Party to engage in any Equity Issuance other than (i) an Equity Issuance made by a Subsidiary of a Credit Party to a Credit Party and (ii) any Equity Issuance made by the Borrower provided that prepayments are made to the extent required by Section 3.3(b)(v).

         8.8      PREPAYMENTS OF INDEBTEDNESS, ETC.

         The Credit Parties will not permit any Consolidated Party to (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any subordinated Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto (provided, that the Borrower may change the interest rate owing with respect to the Senior Subordinated Notes from a floating rate to a fixed rate on terms and conditions



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satisfactory to the Agent) or change any subordination provision thereof, or (b)
(i) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other subordinated Indebtedness (including without limitation any Indebtedness permitted by Section 8.1(f) or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any subordinated Indebtedness except that the Borrower make payments permitted by the provisos to Sections 3.3(b)(iii) and 3.3(b)(iv).

         8.9      TRANSACTIONS WITH AFFILIATES.

         Except as set forth on SCHEDULE 8.9, the Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party other than the Borrower, (c) transactions permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6, or Section 8.7, (d) normal compensation and reimbursement of expenses of officers and directors, (e) payments pursuant to the Tax Sharing Agreement as in effect on the date hereof and (f) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.10     FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         The Credit Parties will not permit any Consolidated Party to change its fiscal year (other than the Acquired Company and its Subsidiaries to conform with the Borrower's fiscal year) or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders.

         8.11     LIMITATION ON RESTRICTED ACTIONS.

         Except for conditions and restrictions existing as of the date hereof and described on SCHEDULE 8.11, the Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any



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of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Senior Subordinated Note documentation as in effect as of the Closing Date, (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), PROVIDED, HOWEVER, that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien PROVIDED, FURTHER, that no such lien shall encumber any of the Consolidated Parties' fee simple owned real property or leasehold assets, (vi) customary restrictions and conditions contained in agreements relating to Asset Dispositions otherwise permitted hereunder pending such sale, provided that such restrictions and conditions apply only to the assets which are to be sold (including the assets of a Subsidiary being sold) and (vii) customary provisions in leases, licenses and similar contracts restricting the subletting, assignment or transfer thereof, or any property or asset the subject thereof.

         8.12     OWNERSHIP OF SUBSIDIARIES.

         Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (ii) permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a Wholly-Owned Subsidiary of the Borrower), (iii) permit, create, incur, assume or suffer to exist any Lien thereon, in each case except (A) except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (B) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5 or (C) except for Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

         8.13     SALE LEASEBACKS.

         Except in connection with a purchase money financing permitted by
Section 8.1(c), the Credit Parties will not permit any Consolidated Party to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

         8.14     NO FURTHER NEGATIVE PLEDGES.

         The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any




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security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to Indebtedness referred to in Section 8.1(f), in each case as in effect as of the Closing Date and (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(c), PROVIDED, HOWEVER, that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (d) customary restrictions and conditions contained in agreements relating to Asset Dispositions otherwise permitted hereunder pending such sale, provided that such restrictions and conditions apply only to the assets which are to be sold (including the assets of a Subsidiary being sold) and (e) customary provisions in leases, licenses and similar contracts restricting the subletting, assignment or transfer thereof, or any property or asset the subject thereof.


                                    SECTION 9

                                EVENTS OF DEFAULT


         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "EVENT OF DEFAULT"):

                  (a)      PAYMENT.  Any Credit Party shall

                           (i) default in the payment when due of any principal
                  of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                           (ii) default, and such default shall continue for
                  three (3) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                  (b) REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; or

                  (c)      COVENANTS.  Any Credit Party shall

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2,
                  7.11 or 8.1 through 8.14, inclusive;



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                           (ii) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.1(a),
                  (b), (c) or (d), 7.9, 7.12 or 7.13 and such default shall continue unremedied for a period of at least 5 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c)(i) or (c)(ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                  (d) OTHER CREDIT DOCUMENTS. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

                  (e) GUARANTIES. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary permitted under
         Section 8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                  (f) BANKRUPTCY, ETC. Any Bankruptcy Event shall occur with respect to any Consolidated Party; or

                  (g) DEFAULTS UNDER OTHER AGREEMENTS. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $1,000,000 in the aggregate for the Consolidated Parties taken as a whole, (A) any Consolidated Party shall
         (1) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or



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

                  (h) JUDGMENTS. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

                  (j) SENIOR SUBORDINATED NOTES. (i) There shall occur and be continuing any Event of Default under and as defined in the Senior Subordinated Notes or (ii) any of the Credit Party Obligations for any reason shall cease to be "Designated Senior Indebtedness" under and as defined in the Senior Subordinated Notes.

                  (k) OWNERSHIP. There shall occur a Change of Control.

                  (l) DEBARMENT. There shall occur a Debarment Event.

                  (m) LIABILITY LIMIT. Any Consolidated Party individually, or collectively with other Consolidated Parties, shall incur liability (either through a judgment, settlement, order or decree) relating to the "whistleblower suit" against Anghel Laboratories, Inc. (net of proceeds actually obtained from Comsat Corporation under relevant indemnification agreements) in an aggregate amount with respect to all the Consolidated Parties in excess of $7,000,000.



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         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the requisite Lenders (pursuant to the voting requirements of Section 11.6) or cured to the satisfaction of the requisite Lenders (pursuant to the voting procedures in Section 11.6), the Agent may, with the consent of the Required Lenders, and the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

                  (a) TERMINATION OF COMMITMENTS. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) ACCELERATION. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrower to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (c) CASH COLLATERAL. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (d) ENFORCEMENT OF RIGHTS. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders. If an Event of Default occurs, all U.S. and foreign government classified information in possession of any Credit Party shall remain the property of the U.S. Government and the applicable foreign government(s).

In the event that the Agent determines to commence foreclosure proceedings under any of the Credit Documents, or the Agent is instructed by the Required Lenders to do so, the Agent will promptly deliver (by hand delivery or facsimile transmission) to the U.S. Department of Defense, Defense Security Service, at 1340 Braddock Place, Alexandria, Virginia, Facsimile No.: (703) 325-1329,
Attention: Valerie Heil, notice of such determination, or a copy of such instructions. The



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Agent will not commence such foreclosure proceedings earlier than the day following the fifth Business Day after the date that such notice was sent to the Defense Security Service (including the date the notice was sent) as provided above unless instructed otherwise by the Required Lenders. Notwithstanding anything to the contrary therein, each Credit Document shall be subject to the foregoing provisions of this Section 9.2.


                                   SECTION 10

                                AGENCY PROVISIONS

         10.1     APPOINTMENT, POWERS AND IMMUNITIES.

         Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         10.2     RELIANCE BY AGENT.

         The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in



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accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         10.3     DEFAULTS.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, PROVIDED THAT, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         10.4     RIGHTS AS A LENDER.

         With respect to its Commitment and the Loans made by it, First Union National Bank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Union National Bank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and First Union National Bank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

         10.5     INDEMNIFICATION.

         The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any

Credit Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Credit Document; PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements in this
Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Agent or any of its Affiliates.

         10.7     SUCCESSOR AGENT.

         The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         If the Agent shall become aware that it has become a "foreign interest" (as such term is defined in paragraph 1.231-1 of the Department of Defense Industrial Security Regulation, D.O.D. 5220.22-R (December 1985)) at any time during the term of this Agreement, the Agent shall resign as Agent under this Agreement and



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the other Credit Documents. If the Required Lenders shall become aware that the
Agent shall have become a "foreign interest" (as so defined), then the Required Lenders shall remove the Agent as Agent under this Agreement and the other Credit Documents. If the Agent shall become aware that any subagent, deed of trust trustee or other Person acting in a fiduciary or representative capacity under any of the Credit Documents shall become a "foreign interest" (as so defined), then the Agent shall remove such Person from acting in such capacity. Notwithstanding anything to the contrary contained therein, each Credit Document shall be subject to the foregoing provisions of this Section 10.7. Any successor Agent, or other Person appointed to act in a fiduciary or representative capacity shall not be a "foreign interest" (as so defined).


                                   SECTION 11

                                  MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below provided that such transmission is made on a Business Day, receipt is confirmed and a copy of such notice is also sent by overnight courier, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrower, Guarantors and the Agent, set forth below, and, in the case of the Lenders, set forth on SCHEDULE 2.1(A), or at such other address as such party may specify by written notice to the other parties hereto:
         if to the Borrower or the Guarantors:

                  Prodelin Holding Corporation
                  565 Fifth Avenue - 17th Floor
                  New York, New York 10017
                  Attn: Stephen Green
                  Telephone:  (212) 850-8543
                  Telecopy:    (212) 850-8530

         if to the Agent:

                  First Union National Bank
                  301 South College St., DC-5
                  Charlotte, N.C.    28288-0737
                  Attn:  William R. Goley
                  Telephone:  (704) 383-8180
                  Telecopy:    (704) 374-3300

         with a copy to:

                  First Union National Bank




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


                  Agency Services
                  One First Union Center
                  NC-0608
                  301 South College Street
                  Charlotte, NC 28282
                  Attn:  Nicole Ray
                  Telephone:  (704) 383-8452
                  Telecopy:    (704) 383-2802

         With respect to any notice delivered to the Agent to the effect that a Default or an Event of Default exists, the Borrower shall promptly deliver a copy thereof (by hand delivery or facsimile transmission) to the U.S. Department of Defense, Defense Security Service, at 1340 Braddock Place, Alexandria, Virginia, Facsimile No.: (703) 325-1329, Attention: Valerie Heil.

         11.2     RIGHT OF SET-OFF; ADJUSTMENTS.

         Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its Affiliates in connection with Hedging Agreements) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates in connection with Hedging Agreements) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person now or hereafter existing under this Credit Agreement, under the Notes, under any other Credit Document or otherwise, irrespective of whether such Lender shall have made any demand under hereunder or thereunder and although such obligations may be unmatured. Each Lender agrees promptly to notify any affected Credit Party after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         11.3     BENEFIT OF AGREEMENT.

                  (a) This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED that none of the Credit Parties may assign or transfer any of its interests and obligations without prior written consent of the Lenders; PROVIDED FURTHER that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); PROVIDED, HOWEVER, that

                           (i) each such assignment shall be to an Eligible
                  Assignee;



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


                           (ii) except in the case of an assignment to another
                  Lender or an assignment of all of a Lender's rights and obligations under this Credit Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

                           (iii) the parties to such assignment shall execute
                  and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit 11.3(b) hereto, together with any Note subject to such assignment and a processing fee of $3,500.

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.11. No assignee shall be entitled to receive any greater payment or indemnification under Section 3.11 than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist.

                  (c) The Agent shall maintain at its address referred to in
         Section 11.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 11.3(b) hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and its Loans); PROVIDED, HOWEVER, that (i) such Lender's



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         obligations under this Credit Agreement shall remain unchanged, (ii)
         such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.7 through 3.12 (PROVIDED that the Borrower's liability in aggregate for both the Lender and its participant shall be limited to the amount it would owe the Lender granting the participation), inclusive, and the right of set-off contained in Section 11.2, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, or extending its Commitment).

                  (f) Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
         Section 11.16 hereof.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     EXPENSES; INDEMNIFICATION.

         (a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents



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


to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the reasonable cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the reasonable cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder.

         (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

         (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders and the Borrower, PROVIDED, HOWEVER, that:

                  (a)      without the consent of each Lender affected thereby,



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

                        (i) extend the final maturity of any Loan or the time of
                  payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,

                       (ii) reduce the rate or extend the time of payment of
                  interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees hereunder,

                      (iii) reduce or waive the principal amount of any Loan or
                  of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                       (iv) increase the Commitment of a Lender over the amount
                  thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                        (v) except as the result of or in connection with an
                  Asset Disposition permitted by Section 8.5, release all or substantially all of the Collateral,

                       (vi) except as the result of or in connection with a
                  dissolution, merger or disposition of a Subsidiary permitted under Section 8.4, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                           (vii) except amend, modify or waive any provision of
                  this Section 11.6 or Section 3.6, 3.7, 3.8, 3.9, 3.10, 3.11,
                  3.12, 3.13, 3.14, 9.1(a), 11.2, 11.3, 11.5 or 11.9,

                           (viii) reduce any percentage specified in, or
                  otherwise modify, the definition of Required Lenders, or

                           (ix) consent to the assignment or transfer by the
                  Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted thereby;

                  (b) without the consent of Lenders holding in the aggregate more than 50% of the outstanding Tranche A Term Loans and more than 50% of the outstanding Tranche B Term Loans, extend the time for or the amount or the manner of application of proceeds of any mandatory prepayment required by Section 3.3(b)(ii), (iii), (iv) or (v) hereof;

                  (c) without the consent of the Agent, no provision of Section 10 may be amended;

                  (d) without the consent of the Issuing Lender, no provision of
         Section 2.2 may be amended.



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

                  (e) without the consent of the Swingline Lender, no provision of Section 2.3 may be amended.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and
         (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         11.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

         11.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) Business Days after such mailing. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT, THE LENDERS, THE BORROWER AND THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.11    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.12    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.13    BINDING EFFECT; TERMINATION.

                  (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.

                  (b) The term of this Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding, no Letters of Credit shall be outstanding, all of the Credit Party Obligations have been irrevocably satisfied in full and all of the Commitments hereunder shall have expired or been terminated.

         11.14    SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.14, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.15    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

         11.16    CONFIDENTIALITY.

         The Agent and each Lender will hold all non-public information, obtained pursuant to the requirements of this Credit Agreement (and including the financial information), in accordance with its customary procedure for handling confidential information of such nature and in accordance with safe and sound commercial lending practices, but may, in any event, make disclosure (i) on a confidential basis to its officers, directors, employees, agents, representatives and advisers (including regular and special accountants and legal counsel), (ii) to any transferee or participant, or prospective transferee or participant, in connection with the contemplated transfer of the Loans and Commitments hereunder or participations thereof; provided such transferees or participants, or prospective transferees or participants, shall consent in writing to be bound by the terms of this Section 11.16, (iii) as required or requested by any governmental agency or representative thereof in the ordinary course of the Lender's regulatory compliance or the National Association of Insurance Commissioners to the extent so required, or (iv) pursuant to legal process; PROVIDED that (A) such party shall, to the extent reasonably possible, give the Borrower five days prior written notice thereof; it being understood, however, that the failure to give any such notice shall not give rise to any action or claim on account of any such failure and (B) neither the Agent, nor any of the Lenders shall have any obligation under this Section
11.16 to the extent that any such information becomes available on a non-confidential basis from a source other than the Borrower or its Subsidiaries, or that any such information becomes publicly available other than by breach of this Section 11.16.

         11.17    ARBITRATION; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         (a) Upon demand of any party hereto, whether made before or after institution of any judicial action, any dispute, claim or controversy arising out of or connected herewith or with the Credit Documents ("Disputes") shall be resolved by binding arbitration as provided herein. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions and claims arising herefrom or from Credit Documents executed in the future. Arbitration shall be conducted under the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, Mecklenburg County, North Carolina, or such other place as agreed to in writing by the parties. A judgment upon the award may be entered in any court having jurisdiction, and all decisions shall be in writing. The panel from which all arbitrators are selected shall be comprised of licensed attorneys having at least ten years' experience representing parties in secured lending transactions. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to interest protection agreements.

         (b) Notwithstanding the preceding binding arbitration provision, the Agent, on behalf of the Lenders, preserves certain remedies that may be exercised during a Dispute. The Agent, on behalf of the Lenders, shall have the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Credit Documents or under applicable law, (ii) all rights of self help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment and appointment of receiver, and (iv) other remedies. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         (c) By execution and delivery of this Credit Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, Mecklenburg County, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. Each of the parties hereto irrevocably agrees that all process in any such arbitration proceedings or otherwise may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.1 or at such other address of which such party shall have been notified pursuant thereto, such service being hereby acknowledged by each party hereto to be effective and binding service in every respect. Each party hereto irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any party to bring proceedings against the Borrower or any party hereto in any court or pursuant to arbitration proceedings in any other jurisdiction.






                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                           PRODELIN HOLDING CORPORATION
                                    a Delaware corporation

                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


SUBSIDIARY
GUARANTORS:                         PRODELIN CORPORATION,
----------
                                    a North Carolina corporation
                                    SATSYSTEMS, INC.,
                                    a Delaware corporation
                                    C&S ANTENNAS, INC.,
                                    a Delaware corporation
                                    MARK ANTENNA PRODUCTS, INC.
                                    a Nevada corporation
                                    RSI COMMUNICATIONS CORP.,
                                    a Delaware corporation
                                    CRSI, INC.,
                                    a Delaware corporation
                                    ANGHEL LABORATORIES, INC.,
                                    a Delaware corporation
                                    RSI MARYLAND, INC.,
                                    a Delaware corporation
                                    UNIVERSAL ANTENNAS INCORPORATED,
                                    a Nevada corporation
                                    RADIATION SYSTEMS PRECISION
                                        CONTROLS, INC., a Nevada
                                    corporation POWER TECHNOLOGIES,
                                    INC., a Delaware corporation MEXIA
                                    FABRICATORS, INC., a Texas
                                    corporation

                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------

LENDERS:                            FIRST UNION NATIONAL BANK,
                                    individually in its capacity as a
                                    Lender and in its capacity as Agent


                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


                                    ALLSTATE INSURANCE COMPANY


                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


                                    ALLSTATE LIFE INSURANCE COMPANY


                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


                                    HELLER FINANCIAL, INC.


                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


                                    IBJ SCHRODER BANK & TRUST COMPANY


                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------

                        JACKSON NATIONAL LIFE
                             INSURANCE COMPANY

                        By: PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company


                             By:
                                   ----------------------------
                                      Michael DiRe
                                      Managing Director


                        PILGRIM AMERICA PRIME RATE TRUST


                        By:
                            --------------------------------
                        Name:
                              ------------------------------
                        Title:
                              ------------------------------


                        SENIOR DEBT PORTFOLIO

                        By:      Boston Management and Research,
                                 as Investment Advisors


                                 By:
                                     --------------------------------
                                 Name:
                                       ------------------------------
                                 Title:
                                       ------------------------------

                        TORONTO DOMINION
                        (TEXAS), INC.

                        By:
                            --------------------------------
                        Name:
                              ------------------------------
                        Title:
                              ------------------------------

                               EXHIBIT 3.2(A)(III)

                          NOTICE OF ACCOUNT DESIGNATION



                            Dated _____________, 1998



First Union National Bank
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina  28288-0608
Attn:  Syndication Agency Services

Ladies and Gentlemen:

         This Notice of Account Designation is delivered to you by Prodelin Holding Corporation (the "Borrower"), a corporation organized under the laws of ______________, under Section 2.1(b)(iii) of the Credit Agreement dated as of
________________, 1998 (as amended, restated or otherwise modified, the "Credit Agreement") by and among the Company, the Guarantors party thereto, the Lenders party thereto and First Union National Bank, as Agent.

         The Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate, in writing to the Agent, one or more other accounts:

                  Bank:             First Union National Bank
                  ABA #:   ____________________________________
                  Account: ____________________________________

         Notwithstanding the foregoing, on the closing date of the Credit Agreement, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on the attached payment instructions.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ____ day of _____________, 1998.

[CORPORATE SEAL]                   Prodelin Holding Corporation


                                   By:_____________________________
                                      Name:
                                      Title: